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                                                                     Exhibit 2.1


                           STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "AGREEMENT"), dated as of the second day of June, 1999, is by and among (i) Physical Electronics, Inc., a Delaware corporation ("PHI") and wholly owned subsidiary of High Voltage Engineering Corporation, a Massachusetts corporation ("HVE"); (ii) solely for purposes of Section 5 and 14.16 hereof, Charles Evans & Associates, a California corporation (the "COMPANY"); (iii) the undersigned Trustee (the "TRUSTEE") of the Charles Evans & Associates Employee Stock Ownership Plan and Trust (the "ESOP"), on behalf of the ESOP; and (iv) the holders of the capital stock of the Company named on SCHEDULE A hereto (the "INDIVIDUAL SHAREHOLDERS" and, collectively with the ESOP, the "SHAREHOLDERS"), for whom Dr. Charles A. Evans, Jr., Dr. Richard S. Hockett and Kurt J. Fraenkel are acting as the Shareholders' Committee (as defined in Section 14.15).

         WHEREAS, the Company has an authorized capital of 2,000,000 shares of Common Stock, no par value (the "COMPANY STOCK"), of which 858,200 shares are issued and outstanding as of the date hereof, and has issued and there are outstanding options and warrants or other rights to purchase or otherwise cause the issuance of up to an additional 174,150 shares of the Company Stock (collectively, the "OUTSTANDING RIGHTS," and each an "OUTSTANDING RIGHT");

         WHEREAS, HVE and its wholly-owned subsidiary, Physical
Electronics, Inc. ("PHI"), desire to expand PHI's presence and activities in the area of surface microanalysis and to own and operate a world-wide laboratory system;

         WHEREAS, the Company wishes to align itself closer to a leading instrument manufacturer in the surface and microanalytical area and expand its presence as a world-wide commercial analytical services business;

         WHEREAS, PHI desires to purchase all of the outstanding the Company Stock and any shares of the Company Stock issuable upon exercise or conversion of any "vested" Outstanding Rights, and the Shareholders desire to sell such the Company Stock to PHI;

         WHEREAS, the Trustee has elected, on behalf of all ESOP participants (each, a "PARTICIPANT") to enter into this Agreement and consummate the transactions contemplated hereby, including the sale of all of the Company Stock held by the ESOP to PHI;

         WHEREAS, the Shareholders have agreed to join PHI in making an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "CODE"), in connection with the recognition of gain and loss with respect to the transactions contemplated under this Agreement; and

         WHEREAS, PHI desires to acquire the stock of the Company free of all debt, with the exception of certain specified debt, and the Shareholders have accordingly agreed to repay such debt of the Company out of the purchase price for the Company Stock, simultaneous with or immediately prior to the closing of such transactions.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         1.    THE STOCK PURCHASE.

         1.1. CLOSING AND EFFECTIVE DATE. Subject to the provisions of Sections 6 and 7, a closing (the "CLOSING") shall be held at the offices of the Company, 301 Chesapeake Drive, Redwood City, California, or at such other location as may be agreed to by the parties, such Closing to occur on a mutually acceptable date not later than ten (10) business days after the receipt by PHI and the Shareholders of notice of the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") or, if early termination of such waiting period is granted, not later than fifteen (15) business days after the receipt by PHI and the Shareholders of such notice, or at such other time or at such other place including by electronic means, as PHI and the Shareholders' Committee may agree, subject to the satisfaction of all closing conditions. The date on which the Closing is actually held hereunder is sometimes referred to herein as the "CLOSING DATE". On the Closing Date, the Shareholders shall sell, assign and transfer to PHI, and PHI shall purchase from the Shareholders, all of the outstanding Company Stock (the "PURCHASED SHARES") for the consideration set forth herein. The Closing shall be effective as of the end of the day on the Closing Date (the "EFFECTIVE TIME").

         1.2.  PURCHASE PRICE.

               The purchase price for the Purchased Shares (the "PURCHASE PRICE") shall consist of (i) a fixed closing payment of Thirty-Five Million Dollars ($35,000,000) (the "FIXED CLOSING PAYMENT"), and (ii) the Gross-Up Amount (as defined below). At the Closing, $250,000 of the Fixed Closing Payment shall be deposited into escrow pursuant to an Escrow Agreement in the form of EXHIBIT A hereto (the "ESCROW AGREEMENT"), among PHI, the Shareholders' Committee, the Trustee on behalf of the ESOP and United States Trust Company as escrow agent (the "ESCROW AGENT"), and shall be distributed in accordance with the terms hereof and thereof. The Purchase Price shall be subject to adjustment as set forth in Section 2.2.

         1.3.  GROSS-UP AMOUNT.

         (a) As used in this Agreement the "GROSS-UP AMOUNT" shall mean the amount equal to the sum of: (i) the additional state and federal income taxes that will become payable by the Shareholders by reason of the making by PHI and the Shareholders of an election to have the purchase and sale of the Purchased Shares treated as an asset sale under Section 338(h)(10) of the Code (the "338(h)(10) Election"), rather than a purchase of equity, over and above the taxes that would have been payable by the Shareholders as a result of such sale in the absence of the 338(h)(10) Election, (2) an amount equal to the additional federal and state income taxes payable as a result of the payment of the Gross-Up Amount; and (3) an amount equal to any incremental state franchise or income taxes payable by the Company as a result of the 338(h)(10) Election. This calculation shall be made using the Asset Allocation (as defined below) and using for all

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Shareholders only the following tax rates: the maximum federal and California individual ordinary income tax rates in effect at the Closing Date (currently 39.6% and 9.3%, respectively) and the maximum federal and California individual capital gains rates in effect at the Closing Date (currently 20% and 9.3%, respectively). The Gross-Up Amount shall (i) be calculated on the Purchase Price as finally determined after any adjustments required pursuant to Section 2.2., and (ii) include the effect of the Company's ownership interest in Evans East, Evans Texas, Cascade Scientific Ltd. (d/b/a Evans Europa) and Masstek Services Ltd. (collectively, the "EVANS AFFILIATES"), to the extent relevant. Attached as SCHEDULE 1.3-1 hereto is a model calculation of the Gross-Up Amount prepared using the balance sheet of the Company as of March 31, 1999 attached as SCHEDULE 1.3-2 hereto.

         (b) No later than sixty (60) days after the Closing Date, PHI shall deliver to the Shareholders' Committee its allocation of the amount of the Purchase Price among the assets of the Company on the Closing Date (the
"ASSET ALLOCATION").

         (c) No later than thirty (30) days after the Asset Allocation is delivered to the Shareholders' Committee, the Shareholders' Committee shall deliver to PHI a certificate (the "GROSS-UP CERTIFICATE") certifying as to their calculation of the Gross-Up Amount.

         (d) During the twenty-one (21) day period following the delivery of the Gross-Up Certificate, PHI and its accountants, shall have the right to take such actions as are necessary to verify the amount of the Gross-Up
Amount set forth on such certificate; including, but not limited to, obtaining access to the members of the Shareholders' Committee and the Company's independent accountants, and their related books, records and work papers.

         (e) Within twenty-one (21) days after receipt of the Gross-Up Certificate, PHI shall notify the Shareholders' Committee of its agreement or disagreement with the accuracy of the Gross-Up Certificate and the related calculation of the Gross-Up Amount. If PHI agrees with the accuracy of the Closing Certificate, the amount of the Gross-Up Amount reflected on the Gross-Up Certificate shall constitute the final Gross-Up Amount. If PHI shall dispute the amount of the Gross-Up Amount set forth on the Gross-Up Certificate for any reason, PHI shall provide the members of the Shareholders' Committee with notice of its disagreement with such calculation and PHI shall appoint a representative to meet with the members of the Shareholders' Committee to resolve such dispute. PHI and the Shareholders' Committee shall determine the appropriate manner in which to resolve the dispute, which may involve engaging an additional independent auditor to review the calculations.

         (f) Upon the final determination of the Gross-Up Amount, PHI shall pay an amount equal to the sum of (i) the Gross-Up Amount PLUS (ii) interest calculated on the amount of the Gross-Up Amount at an annual rate of 5.5% for the period between the Closing Date and the date on which the amount of the Gross-Up Amount is deposited into escrow, to the Escrow Agent to be held in escrow pursuant to the terms of the Escrow Agreement (such payment, together with the funds initially deposited into the escrow at the Closing in accordance with Sections 1.2 and 2.1, shall be referred to hereinafter as the "ESCROWED FUNDS"). The Escrowed Funds shall be held by the Escrow Agent and distributed pursuant to the terms of the Escrow Agreement.

         2.    PROCEDURES; PAYMENTS, ETC.

         2.1.  PROCEDURES PRIOR TO, AT AND AFTER THE CLOSING.

         (a) At the Closing, each Shareholder shall surrender to PHI all certificates representing shares of the Company Stock owned of record by such Shareholder, duly endorsed for transfer to PHI with signatures (including any required or necessary spousal signatures) guaranteed or notarized or witnessed by the Company's legal counsel. After receipt of the certificates representing the Company Stock described in the preceding sentence, PHI shall pay the amount of the Fixed Closing Payment as follows:

               (i) PHI shall pay out of the Fixed Closing Payment the amount of $100,000, which amount shall constitute the Shareholders' Committee Account referred to in Section 14.14 hereof, to an account designated by the Shareholders' Committee;

               (ii) PHI shall repay on behalf of the Company and the Shareholders out of the Fixed Closing Payment the amount of all Company Indebtedness, other than any Permitted Company Indebtedness (as defined in Section 9), including all fixed obligations of the Company to Merrill Lynch Business Financial Services, Inc. ("MLBFS") and Richard J. Blattner as listed on SCHEDULE 2.1(a)(ii) hereto and outstanding as of, or accruable up to, the Effective Time and including all principal and any accrued and unpaid interest thereon and any prepayment penalties or premiums associated with such prepayment (the "LOAN AGREEMENTS"), except that with respect to MLBFS Loan Number 9806340201 (the "MLBFS ESOP LOAN"), the amount to be paid directly to MLBFS shall only be the amount equal to the amount by which the balance due Merrill Lynch under the MLBFS ESOP Loan exceeds, as of the Closing Date, the amount due (the "COMPANY ESOP LOAN"), from the ESOP to the Company under the ESOP Loan and Pledge Agreement (as defined in Section 3.5) with the balance of the MLBFS ESOP Loan to be paid by the Company to MLBFS immediately after the ESOP pays the Company the balance of the Company ESOP Loan pursuant to paragraph (d) below;

               (iii) PHI shall pay to the Escrow Agent out of the Fixed Closing Payment the amount of $250,000 to be held and distributed in accordance with the terms of the Escrow Agreement; and

               (iv) PHI shall pay to the Shareholders, by certified or bank check or wire transfer to accounts designated by the respective Shareholders prior to the Closing, the amount of the Fixed Closing Payment that remains after the payments described in clauses (i) through (iii) above, with such amount to be allocated among the various Shareholders in accordance with their respective percentage ownership of the Company Stock at the Effective Time. Notwithstanding the foregoing, PHI shall not be obligated to make any payments of any portions of the Fixed Closing Payment with respect to any shares of Company Stock prior to receipt of certificates representing such shares of Company Stock which have been duly endorsed for transfer in accordance with the first sentence of this Section 2.1(a).

         (b) Upon receipt by the ESOP of its portion of the amount distributed pursuant to clause (iv) above, the ESOP shall immediately repay all obligations of the ESOP to the Company under the Company ESOP Loan, including all principal and accrued and unpaid interest thereon.

         (c) If requested by PHI not less than five (5) business days prior to the Closing, the Shareholders shall deliver to PHI pay-off letters and lien discharges (or agreements therefor) from any person, including MLBFS and Richard Blattner, to whom the Company or any Subsidiary owes any Company Indebtedness (other than any Permitted Company Indebtedness).

         (d) Payment by PHI of the amounts set forth in paragraph (a) above shall be deemed for all purposes to be satisfaction of PHI's obligation to pay the Fixed Closing Payment.

         2.2.  DETERMINATION OF TANGIBLE NET ASSETS.

         (a) For purposes of this Agreement, the term "CLOSING ASSETS" shall mean the total assets set forth on the Company's balance sheet on the Closing Date determined in accordance with GAAP and consistent with the format of the presentation of the total assets of the Company set forth on the Audited Balance Sheet (as defined in Section 3.8), REDUCED by the balance of the prepaid interest account of the Company on the Closing Date.

         (b) For purposes of this Agreement, the term "TARGET ASSETS" shall mean (i) the amount of $14,900,000 (which represents the amount of the Closing Assets determined as of December 31, 1998), REDUCED by (ii) any depreciation expense and amortization expense incurred by the Company between December 31, 1998 and the Closing Date.

         (c) No later than twelve (12) days after the Closing Date, the Shareholders' Committee and the President and Chief Financial Officer of the Company shall deliver to PHI a certificate (the "CLOSING CERTIFICATE") setting forth a calculation of the amount of the Closing Assets and certifying to the accuracy and completeness of such calculation and the amount of the Closing Assets, as well as the depreciation and amortization expense for the period between January 1, 1999 and the Closing Date.

         (d) During the twenty-one (21) day period following the delivery of the Closing Certificate, PHI and its accountants shall have the right to take such actions as are necessary to verify the amount of the Closing Assets including, but not limited to, obtaining access to the members of the Shareholders' Committee and the Company's independent accountants, and their related books, records and work papers. In no way shall actions taken pursuant to the preceding sentence relieve the Shareholders from any liability pursuant to representations and warranties made by the Shareholders in this Agreement.

         (e) Within twenty-one (21) days after receipt of the Closing Certificate, PHI shall notify the Shareholders' Committee of its agreement or disagreement with the accuracy of the Closing Certificate and the related calculation of the Closing Assets as of the Closing Date. If PHI agrees with the accuracy of the Closing Certificate, the amount of Closing Assets reflected on the Closing Certificate shall constitute the final Closing Assets. If PHI shall dispute the amount of the Closing Assets for any reason, PHI shall provide the members of the Shareholders' Committee with notice of its disagreement with such calculation and PHI shall appoint a representative to meet with the members of the Shareholders' Committee to resolve such dispute. PHI and Shareholders' Committee shall determine the appropriate manner in which to resolve the dispute, which may involve engaging an additional independent auditor to review the calculations.

         (f) In the event that the amount of the final Closing Assets is less than the Target Assets, the Purchase Price shall be adjusted by the amount, if any, of such difference (the "DIFFERENTIAL AMOUNT"), and such adjustment shall be paid or repaid as follows:

               (i) If the Differential Amount is greater than zero, but less than $250,000, then (A) the amount of the Differential Amount shall be distributed to PHI from the Escrowed Funds; and (B) the amount by which $250,000 exceeds the Differential Amount shall be distributed to the Shareholders from the Escrowed Funds;

               (ii)  If the Differential Amount is greater than $250,000, then
         (A) the Differential Amount shall be distributed to PHI from the Escrowed Funds (to the extent available); and (B) to the extent that the Differential Amount is greater than the amount of Escrowed Funds currently available for distribution (the "EXCESS AMOUNT"), PHI shall reduce the amount of the Gross-Up Amount, if any, that it is required to deposit into escrow pursuant to Section 1.3(f) by up to the first $100,000 of such Excess Amount, and, to the extent that the Excess Amount exceeds $100,000, the amount of such excess shall be promptly paid to PHI by the Shareholders; and

               (iii) If the Differential Amount is zero or less than zero, then the full amount of $250,000 shall be distributed to the Shareholders from the Escrowed Funds.

Any distributions from the Escrowed Funds shall be made in accordance with the terms of the Escrow Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each of the Shareholders, jointly and severally, represents and warrants to PHI as follows:

         3.1. ORGANIZATION; AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company is duly qualified and in good standing as a foreign corporation in all jurisdictions, both within and outside of the United States, in which the character of the properties owned or leased or the nature of the activities conducted by it makes such qualification necessary. The Shareholders have delivered to PHI complete and correct copies of each of the Company's Articles of Incorporation and By-Laws and all amendments thereto, and any other such corporate organization documents. The Company has all requisite power and authority to own or lease and operate its properties and to carry on its business as such business is now conducted, both within and outside of the United States, and the consummation of the transactions contemplated hereby shall not interfere with or adversely affect such right, power and authority.

         3.2. RIGHTS TO SELL OUTSTANDING SHARES, APPROVALS; BINDING EFFECT. Each Shareholder has all requisite power and full legal right to enter into this Agreement and to perform all of such Shareholder's agreements and obligations hereunder. The ESOP (or the Trustee) has obtained all necessary authorizations and approvals in compliance with the terms of the ESOP and all applicable laws required for the execution and delivery of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each Shareholder and constitutes, the legal, valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms.

         3.3. SUBSIDIARIES AND OTHER INTERESTS. The Company has no "Subsidiaries" (as defined in Section 9). Except as set forth on SCHEDULE 3.3, the Company owns no capital stock or other equity or partnership interest in any other corporation, partnership, joint venture or other business organization or entity.

         3.4. CAPITALIZATION. The authorized capital of the Company consists of 2,000,000 shares of common stock, without par value, 858,200 shares of which are issued and outstanding on the date hereof. All of the shares of the Company Stock are owned of record and/or beneficially by the Shareholders as set forth in the Shareholders' Committee Disclosure Schedule delivered by the Shareholders' Committee to PHI contemporaneous with the execution and delivery hereof (the "SHAREHOLDERS' COMMITTEE DISCLOSURE SCHEDULE"). All of the outstanding Company Stock is validly issued, fully paid and non-assessable and has not been issued in violation of any pre-emptive rights or Federal or state securities laws. Except as set forth on the Shareholders' Committee Disclosure Schedule, there are no commitments for the purchase or sale of, and no options, warrants or other rights to subscribe for or purchase, any securities of the Company, or other Outstanding Rights or any obligations of the Company to purchase or redeem any such securities.

         3.5. TITLE TO STOCK, LIENS, ETC. Other than arising under (i) the Stock Restriction Agreements (as defined in Section 14.16), (ii) the ESOP Loan and Pledge Agreement, dated June 5, 1998, between the Company and the ESOP (the "ESOP LOAN AND PLEDGE AGREEMENT"), or (iii) the Stock Purchase and Option Agreement, dated as of June 5, 1998 by and among the Company, the ESOP and Charles A. Evans, Jr. and Christina Evans as trustees of the Evans Family 1993 Trust, each Shareholder has sole record and beneficial ownership of all of the outstanding shares of the Company Stock described as being owned by such Shareholder on the Shareholders' Committee Disclosure Schedule free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto.

         3.6. NON-CONTRAVENTION. Except as set forth on SCHEDULE 3.6 hereto, the execution and delivery of this Agreement and the Escrow Agreement and the consummation by the Shareholders of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provision of the Articles of Incorporation or By-Laws of the Company as amended to date; or
(b) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any encumbrance upon any property of the Company pursuant to (i) any agreement or instrument to which either the Company, or any of the

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Shareholders is a party or by which any of the properties of the Company are bound, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental or regulatory authority within or outside of the United States.

         3.7. GOVERNMENTAL CONSENTS; TRANSFERABILITY OF LICENSES, ETC. Except as set forth on SCHEDULE 3.7, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by the Shareholders of this Agreement or for the consummation by the Shareholders of the transactions contemplated hereby. The Company has and maintains, and the permits listed on SCHEDULE 3.7 hereto include, all licenses, permits and other authorizations from all governmental authorities (collectively, the "PERMITS") as are necessary or desirable for the conduct of the Company's business. True and complete copies of such Permits have previously been delivered to PHI.

         3.8. FINANCIAL STATEMENTS. The Shareholders have delivered the following financial statements (the "FINANCIAL STATEMENTS") to PHI, and they are attached as SCHEDULE 3.8 hereto: (a) the audited balance sheet of the Company as of December 31, 1998 and the reviewed balance sheets of the Company as of August 31, 1997 and August 31, 1996 (such balance sheet as of December 31, 1998 being referred to herein as the "AUDITED BALANCE SHEET"), and the related reviewed statements of income, retained earnings and cash flows of the Company for each of the fiscal years then ended; and (b) the unaudited balance sheet of the Company as of May 1, 1999 and the related unaudited statements of income, retained earnings and cash flows of the Company for the four (4) month period then ended (collectively, the "INTERIM FINANCIALS"). Each of the Financial Statements is true and correct and has been prepared in accordance with GAAP (subject, in the case of the Interim Financials, to the absence of footnotes and to year-end audit adjustments); and fairly and accurately present the financial condition of the Company as of its respective date; and such statements of income, retained earnings and cash flows fairly and accurately present the results of operations for the periods covered thereby.

         3.9. ABSENCE OF CERTAIN CHANGES. Since January 1, 1999, except as set forth on SCHEDULE 3.9 hereto or the Shareholders' Committee Disclosure Schedule, there have not been (a) any material changes in the assets, liabilities, sales, income or business of the Company; (b) any changes in its relationships with suppliers, customers or lessors, other than changes which were both in the ordinary course of business and have not been, either in any case or in the aggregate, materially adverse; (c) any acquisition or disposition by the Company of any asset or property other than in the ordinary course of business; (d) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting, either in any case or in the aggregate, the property or business of the Company; (e) any direct or indirect redemption, purchase or other acquisition of any of the Company Stock; (f) any change in pension or other benefits payable or to become payable by the Company to any officers or employees; (g) any changes in the personnel other than changes which were both in the ordinary course of business and have not been, either in any case or in the aggregate, materially adverse; (h) any forgiveness or cancellation of any debt or claim by the Company or any waiver of any right of material value other than compromises of accounts receivable in the ordinary course of business;
(i) any entry by the Company into any transaction other than in the ordinary course of business; (j) any incurrence by the Company of any obligations, commitments or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business; (k) any mortgage, pledge, lien, lease, security interest or other charge or encumbrance placed on any of the assets, tangible or intangible, of the Company; (l) any discharge or satisfaction by the Company of any lien or encumbrance or payment by the Company of any obligation or liability (fixed or contingent) other than (A) current liabilities included in the Audited Balance Sheet and (B) current liabilities incurred since the date of the Audited Balance Sheet in the ordinary course of business. Except as set forth on SCHEDULES 3.9, 3.10, 3.22, 3.23 AND 3.24, the Company has no liabilities of any nature whatsoever other than the liabilities set forth on the balance sheet included in the Interim Financials, and except for other liabilities of the Seller incurred in the ordinary course of business since the date of the balance sheet included in the Interim Financials. The reserves established for such liabilities on such balance sheet were established based on reasonable assumptions made in good faith and consistent with the Company's past practices.

         3.10. LITIGATION, ETC. Except as set forth on SCHEDULE 3.10 hereto, no action, suit, proceeding or investigation is pending or, to the knowledge of the Shareholders, threatened against the Company (nor is there any basis therefor known to any of the Shareholders).

         3.11. CONFORMITY TO LAW. To the Shareholders' knowledge, the Company has complied with, and is in compliance with (a) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to the Company or any of its properties (including, without limitation, any labor, environmental, occupational health, zoning or other law, regulation or ordinance), both within and outside of the United States, and (b) all unwaived terms and provisions of all contracts, agreements and indentures to which the Company is a party, or by which the Company or any of its properties is subject. To the Shareholders' knowledge, the Company has not committed, been charged with, or been under investigation with respect to, nor, to the knowledge of the Shareholders, does there exist, any violation of any provision of any federal, state, local or foreign law or administrative regulation in respect of the Company or any of its properties.

         3.12. TITLE TO PROPERTY, REAL PROPERTY LEASES, ETC. Except as set forth on SCHEDULE 3.12(a) hereto, and the underlying UCC-1 filing by Merrill Lynch with respect thereto, the Company has good and marketable title to all of its properties and assets, including, without limitation, all those reflected in the Audited Balance Sheet (except for properties or assets sold or otherwise disposed of in the ordinary course of business since the date of the Audited Balance Sheet), all free and clear of all liens, pledges, charges, security interests, encumbrances or title retention agreements of any kind or nature. All such properties and assets are adequate and sufficient to carry on its business as presently conducted. SCHEDULE 3.12(b) hereto sets forth a complete and correct list of all capital assets of the Company having a book or fair market value in excess of $40,000 of original cost per asset. There are no material defects in any such capital assets, as to title, not described on SCHEDULE 3.12(b). The Company has never owned any real property. SCHEDULE 3.12(c) hereto sets forth a complete and correct description of all leases of real property (the "REAL PROPERTY") to which the Company is a party. Complete and correct copies of all such leases have been delivered to PHI. Each such lease is valid and in full force and effect and, to the knowledge of the Shareholders, except as set forth on SCHEDULE 3.12(c), no event or condition exists which constitutes, or after notice or lapse of time or both would constitute, a default thereunder. To the Shareholders' knowledge, none of the leasehold interests of the Company is subject to any lien or other encumbrance, and the Company is in quiet possession of the properties covered by such leases. None of the Shareholders, nor the Company, has received any notice that either the whole or any portion of the Real Property is to be condemned, requisitioned or otherwise taken by any public authority.

         3.13. REAL PROPERTY; SAFETY, ZONING AND ENVIRONMENTAL MATTERS.

         (a) To the Shareholders' knowledge, none of the plants, offices or properties in or on which the Company carries on its business nor the activities carried on therein are in violation of any United States or foreign zoning, health or safety law or regulation, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, and similar foreign law, as applicable, if any.

         (b) Except as set forth on SCHEDULE 3.13:

               (i) To the Shareholders' knowledge, the Company is not in violation or alleged violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Water Pollution Control Act, the Solid Waste Disposal Act, as amended, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "ENVIRONMENTAL LAWS");

               (ii) none of the Shareholders, nor the Company, has received notice from any third party, including without limitation any federal, state, or local governmental authority, (A) that the Company or any predecessor in interest to the Company has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (B) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substance as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Laws ("HAZARDOUS SUBSTANCES") which the Company, or any predecessor in interest to the Company has generated, transported or disposed of or that any such materials disposed of by the Company or any predecessor in interest has been found at any site at which a federal, state, or local agency or other third party has conducted or has ordered that the Company or any predecessor in interest conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (C) that the Company or any predecessor in interest to the Company is or shall be a named party to any claim, action, cause of action, complaint, (contingent or otherwise) legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances or other similar substances;

               (iii) Except as set forth on SCHEDULE 3.13, (A) no portion of any real property presently or formerly owned, leased or operated by the Company has been used by the Company for the handling, manufacturing, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and, to the Shareholders' knowledge, no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (B) in the course of any activities conducted by the Company as to any real property presently leased or operated by the Company (the "REAL PROPERTY"), no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws; (C) to the Shareholders' knowledge, all real properties presently or formerly leased or operated by the Company are free from groundwater, surface water, soil, sediment and air contamination, and, to the Shareholders' knowledge, such properties do not contain asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment containing polychlorinated biphenyls or any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Law, or which poses a hazard to the health and safety of the occupants of such properties or those adjacent thereto; (D) to the Shareholders' knowledge, there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from any real property presently or formerly leased or operated by the Company except in accordance with applicable Environmental Laws; (E) to the Shareholders' knowledge, there have been no releases of Hazardous Substances on, upon, from or into any real property in the vicinity of any real property presently or formerly leased or operated by the Company which, through soil or groundwater contamination, may have come to be located on such real property; and (F) to the Shareholders' knowledge, any Hazardous Substances that have been generated on any real property presently or formerly leased or operated by the Company have been transported offsite only by carriers having identification numbers issued by the EPA and have been treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the Shareholders' knowledge, operating in compliance with such permits and applicable Environmental Laws; and

               (iv) to the Shareholders' knowledge, none of the Real Property is or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

         (d) Attached as part of SCHEDULE 3.13 is a list of all documents, reports, site assessments, data, communications or other materials, in the possession of the Company, or any of the Shareholders, or otherwise known to any of the Shareholders, which contain any material information with respect to potential environmental liabilities associated with any real property presently or formerly leased or operated by the Company and relating to compliance with

Environmental Laws or the environmental condition of such properties and adjacent properties. Except as set forth on SCHEDULE 3.13, the Shareholders have furnished to PHI complete and accurate copies of all of the documents, reports, site assessments, data, communications and other materials listed on SCHEDULE
3.13 hereto.

         3.14. INSURANCE. SCHEDULE 3.14 hereto lists all policies of fire, liability, workmen's compensation, life, property, casualty, and other insurance owned or held by the Company. Except as set forth on SCHEDULE 3.14, all such policies (a) are in full force and effect, (b) are sufficient for compliance by the Company with all agreements to which the Company is a party or, to the Shareholders' knowledge, all applicable requirements of law, (c) provide that they will remain in full force and effect through the respective dates set forth on such Schedule, and (d) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company is not in default with respect to its obligations under any of such insurance policies and has not received any notification of cancellation of any such insurance policies.

         3.15. CONTRACTS. SCHEDULE 3.15 sets forth a complete and accurate list of all contracts to which the Company is a party or by or to which it or any of the Company's assets or properties is bound or subject, except (a) contracts entered into in the ordinary course of business after the date hereof and prior to the Closing, which will be identified to PHI in writing prior to the Closing;
(b) contracts terminable (without any surviving obligation) by the Company upon 30 days' notice or less without the payment of any termination fee or penalty;
(c) contracts that will not result in the payment by the Company of more than $50,000, or the receipt by the Company of payment of more than $100,000, over their respective terms (other than any contracts requiring that the Company indemnify any person); (d) other than purchase orders for the delivery of services before December 31, 2000 entered into in the ordinary course of business; (e) contracts under which the Company's sole remaining obligation is to preserve the confidentiality of a third party's proprietary information; and
(f) contracts listed in other Schedules hereto. As used in this Section 3.15, the word "CONTRACT" means and includes every agreement or understanding of any kind, written or oral, which is legally enforceable by or against the Company, and specifically includes (i) contracts and other agreements with any current or former officer, director, employee, consultant or shareholder or any partnership, corporation, joint venture or any other entity in which any such person has an interest; (ii) agreements with any labor union or association representing any employee; (iii) contracts and other agreements for the provision of services by the Company; (iv) bonds or other security agreements provided by any party in connection with the business of the Company; (v) contracts and other agreements for the sale of any of the Company's assets or properties other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of the Company's assets or properties; (vi) joint venture agreements relating to the assets, properties or business of the Company or by or to which it or any of its assets or properties are bound or subject; (vii) contracts or other agreements under which the Company agrees to indemnify any party, to share tax liability of any party, or to refrain from competing with any party; (viii) any contracts or other agreements with regard to Indebtedness; or (ix) any other contract or other agreement whether or not made in the ordinary course of business. The Shareholders have delivered to PHI true, correct and complete copies of all contracts listed on SCHEDULE 3.15, together with all modifications and supplements thereto. Each of the contracts listed on SCHEDULE 3.15 hereto or any of the other Schedules hereto is in full force and effect, the Company is not in breach of any of the provisions of any such contract, nor, to the knowledge of any of the Shareholders, is any other party to any such contract in default thereunder, nor does any event or condition exist which with notice or the passage of time or both would constitute a default thereunder. To the Shareholders' knowledge, the Company has in all material respects performed all obligations required to be performed by it to date under each such contract. Except as set forth on SCHEDULE 3.15, no approval or consent of any person is needed in order that the contracts listed on SCHEDULE 3.15 and other Schedules hereto continue in full force and effect following the consummation of the transactions contemplated by this Agreement, and no such contract includes any provision the effect of which may be to enlarge or accelerate any obligations of the Company thereunder or give additional rights to any other party thereto or will in any other way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement Notwithstanding the foregoing provisions of this Section 3.15, contracts of the Company which require that the Company maintain the terms and conditions, or the existence, of the contract in confidence and to not disclose the same to third parties shall not be listed on SCHEDULE 3.15 until and unless the other party to such contract consents to such listing and disclosure to PHI, PROVIDED, that the Company and the Shareholders represent and warrant that none of such undisclosed contracts impose any obligations on the Company: (i) to share any tax obligation with any other Person; (ii) to indemnify any other person for any matter other than the breach of such contract by the Company;
(iii) not to compete with any Person in any business or any area; (iv) to supply any Person's requirements of any services or products or purchase any Person's output of a product or services; or (v) to engage in any action prohibited by law or contract, or to omit to take any action required by law or contract. The Company and the Shareholders shall use their best efforts to obtain the requisite consents of the other parties to such contracts prior to the Effective Time.

         3.16. EMPLOYEE BENEFIT PLANS. (a) Except for the arrangements set forth on SCHEDULE 3.16(a), the Company does not now maintain or contribute to, and has not in the current or preceding two (2) calendar years maintained or contributed to, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy or arrangement, whether formal or informal, for the benefit of any director, officer, consultant or employee, whether active or terminated, of the Company. Each of the arrangements set forth on SCHEDULE 3.16(a) is hereinafter referred to as an "EMPLOYEE BENEFIT PLAN".

         (b) The Shareholders have heretofore delivered to PHI true, correct and complete copies of each Employee Benefit Plan of the Company, and with respect to each such Plan (i) any associated trust, custodial, insurance or service agreements, (ii) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current or any of the two (2) preceding calendar years, and (iii) the most recently received IRS determination letters and any governmental advisory opinions or rulings.

         (c) To the Shareholders' knowledge, each Employee Benefit Plan is and has heretofore been maintained and operated in compliance with the terms of such Plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental or court orders, or governmental rules or regulations in effect from time to time, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code and applicable to such Plan. Except as set forth on
SCHEDULE 3.16(c), each Employee Benefit Plan which is intended to qualify under
Section 401(a) of the Code has been determined to be so qualified by the IRS and nothing has occurred since the date of the last such determination which has resulted or is likely to result in the revocation of such determination.

         (d)   Except as set forth on SCHEDULE 3.16(d),

               (i) there is no pending or, to the Shareholders' knowledge, threatened legal action, proceeding or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan or any fiduciary or service provider thereof and, to the Shareholders' knowledge, and the Company's knowledge, there is no basis for any such legal action or proceeding;

               (ii) to the Shareholders' knowledge, no Employee Benefit Plan nor any party in interest with respect thereof, has engaged in a prohibited transaction which could subject the Company directly or indirectly to liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code;

               (iii) to the Shareholder's knowledge, no communication, report or disclosure has been made which, at the time made, did not accurately reflect the terms and operations of any Employee Benefit Plan;

               (iv) no Employee Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA);

               (v) no benefits due under any Employee Benefit Plan have been forfeited subject to the possibility of reinstatement (which possibility would still exist at or after Closing); and

               (vi) neither the Company nor the Subsidiaries has undertaken to maintain any Employee Benefit Plan for any period of time and each such Plan is terminable at the sole discretion of the sponsor thereof, subject only to such constraints as may be imposed by applicable law.

         (e) With respect to each Employee Benefit Plan for which a separate fund of assets is required to be maintained, full payment has been made of all amounts that the Company is required, under the terms of each such Plan, to have paid as contributions to that Plan as of the end of the most recently ended plan year of that Plan, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any such Plan.

         (f) Except as set forth on SCHEDULE 3.16(f), the execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of severance pay or otherwise) becoming due from any Employee Benefit Plan to any current or former director, officer, consultant or employee of the Company or result in the vesting, acceleration of payment or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant or employee.

         (g) No Employee Benefit Plan is a multi-employer plan.

         (h) No Employee Benefit Plan is a plan subject to Title IV of ERISA.

         (i) For purposes of this Section 3.16, "multi-employer plan", "party in interest", "current value", "accrued benefit", "reportable event" and "benefit liability" have the same meaning assigned such terms under Sections 3, 4043(b) or 4001(a) of ERISA, and "affiliate" means any entity which under Section 414 of the Code is treated as a single employer with the Company.

         (j) The Trustee, on behalf of the ESOP, has obtained all necessary authorizations and approvals in compliance with the terms of ESOP and all applicable laws required for the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Trustee, and constitutes the legal, valid and binding obligation of the Trustee, on behalf of the ESOP, enforceable against the Trustee, on behalf of the ESOP, in accordance with its terms. The ESOP has (subject to the terms of the pertinent ESOP plan and trust documents and the ESOP Loan and Pledge Agreement), and as of the consummation of the Closing, PHI will have, sole record and beneficial ownership of, and good and marketable title to, all of the Company Stock owned by the ESOP, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto. The execution and delivery of this Agreement and the consummation by the Trustee of the transactions contemplated hereby will not (A) violate or conflict with any provision of the constitutive or operative documents governing the ESOP; or (B) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any encumbrance upon any the Company Stock pursuant to (i) any agreement or instrument to which the Company, the Trustee or the ESOP (including the participants) is a party or by which any of the Company Stock is encumbered, or (ii) any statute, judgment, injunction, award, decree, order, regulation or rule of any court or governmental or regulatory authority within or outside of the United States.

         3.17. LABOR RELATIONS. The Company is in compliance with all applicable Federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment, and is not engaged in any unfair labor practice. There is no charge pending or, to the Shareholders' knowledge, threatened against the Company alleging unlawful discrimination in employment practices before any court or agency and there is no charge of or proceeding with regard to any unfair labor practice against the Company pending before the National Labor Relations Board. There is no labor strike, dispute, slow-down or work stoppage actually pending or, to the Shareholders' knowledge, threatened against or involving the Company. No one has petitioned within the last five (5) years, and no one is now petitioning, for union representation of any of the Company's employees. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company and no claim therefor has been asserted. None of the employees of the Company is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company. Except as fully described on Schedule 3.17 hereto, the Company has not experienced any work stoppage during the last three (3) years due to any disputes with any employee of the Company.

         3.18. POTENTIAL CONFLICTS OF INTEREST. Except as set forth on SCHEDULE
3.18 hereto, no officer, director or stockholder of the Company (a) owns, directly or indirectly, any interest in (excepting not more than one percent (1%) stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any Person which is a competitor, lessor, lessee, customer or supplier of the Company; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which the Company is using or the use of which is necessary for the business of the Company; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Employee Benefit Plans and similar matters and agreements.

         3.19. PATENTS, ETC.

         (a) SCHEDULE 3.19(a) hereto sets forth a complete and accurate list of
(i) all patents, trademarks, trade names and copyrights registered in the name of, owned by, or licensed to the Company or used or proposed to be used by the Company in connection with its business, all applications therefor, and all licenses and other agreements relating thereto, and (ii) all agreements relating to Intellectual Property that the Company has licensed to, or authorized for use by, others or that has been licensed to or authorized for use by the Company (the "THIRD PARTY IP LICENSES"), necessary to conduct the business of the Company, as currently conducted by the Company. "INTELLECTUAL PROPERTY" means the patents, copyrights, any and all other registered and unregistered trade-marks, trade-names, inventions, licences, trade secrets, patterns, drawings, computer software, formulae, technical information, research data, concepts, methods, procedures, designs, know-how and other intellectual property specifically relating to or necessary for the operation of the Company's business.

         (b) Except to the extent set forth on SCHEDULE 3.19(b), the Company is the sole and exclusive licensee or owner of the entire legal and beneficial right, title and interest in and to the Intellectual Property listed on SCHEDULE 3.19(a) registered in the name of, owned by, or licensed to the Company, free and clear of any lien, charge, security interest or other encumbrance, and has the sole and exclusive right to use all Intellectual Property used or necessary for the ordinary course of business as presently conducted or proposed to be conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such right. Each of the Third Party IP Licenses described on
SCHEDULE 3.19(a) is binding and enforceable on the Company and, to the Shareholders' knowledge, each other party thereto, and, subject to the Company obtaining consents hereto prior to the Closing Date, any successors and assigns, including any successors to the business of such entity through merger, sale of all or substantially all of the stock, assets or other interest in or of such party.

         (c) To the Shareholders' knowledge, neither the Company nor, to the Shareholders' knowledge, the other party or parties thereto, is in breach of any license, sublicense or other agreement, including the Third Party IP Licenses, relating to Intellectual Property. To the Shareholders' knowledge, the Company has complied with all of its obligations of confidentiality in respect of the Intellectual Property of others and knows of no violation of such obligations of confidentiality as are owed to the Company.

         (d) The Company and the Shareholders have received no notice, either written or verbal, that the use of the Intellectual Property owned by or licensed to the Company in the manner currently used or currently contemplated to be used by the Company infringes or will infringe a third party's patent, trademark or other Intellectual Property rights. Except as disclosed on SCHEDULE 3.19(d), the Company and the Shareholders have not received any indication or notice that any of the Intellectual Property owned by or licensed to the Company or contemplated to be used by the Company in the conduct of its businesses is or will be the subject of an interference proceeding, opposition proceeding, reissue or reexamination proceeding, nullity action or other legal proceeding affecting such Intellectual Property rights in any court or regulatory or governmental office or tribunal, and the Company has not made any declaration of any such Intellectual Property rights to the public. The Company has not sent any notices or made any threats, either written or verbal, regarding any Intellectual Property owned by or licensed to the Company or contemplated to be used by the Company in the conduct of its businesses. The Company has not commenced any interference proceedings, opposition proceedings, nullity actions or other legal proceedings with respect to the Intellectual Property rights of any third party. Except as disclosed on SCHEDULE 3.19(d), no claims have been asserted, and to the knowledge of the Shareholders, no claims are pending, by any Person regarding the use of any Intellectual Property owned or licensed to the Company, or contemplated to be used by the Company in the conduct of its business, or challenging or questioning the validity or effectiveness of any license or agreement relating to such Intellectual Property, and to the knowledge of the Shareholders there is no basis for such claim. Except as set forth on SCHEDULE 3.19(d), the Company and the Shareholders have not received notice of any default notice or threat thereof with respect to any Third Party IP License, agreement or other arrangement relating to the Company's Intellectual Property and the Company has no reasonable basis for suspecting that such action will be forthcoming. Each of the patents to which the Third Party IP Licenses described on SCHEDULE 3.19(a) relate (the "PATENTS"), are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use). The Company is not aware of any facts that could cause the Patents to be invalid or unenforceable. Except as set forth on SCHEDULE 3.19(d) and to the knowledge of the Shareholders, there is no potentially interfering patent or patent application of any third party; and, to the knowledge of the Company, no Patent is infringed or has been challenged or threatened in any way.

         (e) Except as set forth on SCHEDULE 3.19(e), the Company's ability to use any of the Intellectual Property registered in the name of, owned by, or licensed to the Company set forth on any of the schedules referred to in this Section 3.19 will not be adversely affected by the consummation of the transactions contemplated hereby.

         3.20. SUPPLIERS AND CUSTOMERS. SCHEDULE 3.20 sets forth the Company's ten (10) largest suppliers for calendar year 1998 (excluding utility service providers, capital equipment lessors, and capital lease and equipment providers) and ten (10) largest customers for calendar years 1997 and 1998, including the following information: (i) the revenues received from such customers or amounts paid to such suppliers during such years, and (ii) the identity of such customers or suppliers (except where the Company is prohibited from disclosing the identity of such customers by contract with such customer). The relationships of the Company with such suppliers and customers are good commercial working relationships and, except as set forth on SCHEDULE 3.20, the Shareholders are not aware, and have no reason to believe, that any supplier or customer of material importance to the Company has canceled or otherwise terminated, or threatened to cancel or otherwise to terminate, its relationship with the Company or has during the last twelve (12) months decreased materially, or threatened to decrease or limit materially, its services, supplies or materials for use by the Company or its usage or purchase of the services or products of the Company except for normal cyclical changes related to customers' businesses. None of the Shareholders has any knowledge that any such supplier or customer intends to cancel or otherwise substantially modify its relationship with the Company or to decrease materially or limit such customer's services, supplies or materials to the Company, or such customer's usage or purchase of the Company's services or products, and, to the Shareholders' knowledge, the consummation of the transactions contemplated hereby will not adversely affect the relationship of PHI with any such supplier or customer.

         3.21. ACCOUNTS RECEIVABLE. Except as set forth on SCHEDULE 3.21, all accounts and notes receivable reflected on the Audited Balance Sheet, and all accounts and notes receivable arising subsequent to the date of such Audited Balance Sheet, have arisen in the ordinary course of business, represent valid obligations owing to the Company and have been collected or, subject to the reserves set forth on the Interim Balance Sheet, are collectible in the aggregate recorded amounts thereof in accordance with their terms. In addition, all accounts and notes receivable arising subsequent to the date of the Audited Balance Sheet, if collected, have been collected in the ordinary course of business and without any unusual discounts.

         3.22. NO UNDISCLOSED LIABILITIES. Except to the extent (a) reflected or reserved against in the Audited Balance Sheet, (b) incurred in the ordinary course of business after the date of the Audited Balance Sheet and either discharged prior to Closing or adequately reserved against on the Interim Balance Sheet or (c) described on SCHEDULE 3.22 hereto, the Company has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise (including without limitation as guarantor or otherwise with respect to obligations of others), other than performance obligations with respect to the Company's contracts that would not be required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP or in the footnotes thereto.

         3.23. TAXES. Except as set forth on SCHEDULE 3.23; (a) the Company has timely and duly filed with the appropriate government agencies, whether within or outside of the United States, all of the income, sales, use, employment and other tax returns and reports required to be filed by it, each such tax return and report has been prepared in compliance with all applicable laws and regulations and all such tax returns were true and correct at the time made in all material respects. No waiver of any statute of limitations relating to taxes has been executed or given by the Company. All taxes, assessments, fees and other governmental charges upon the Company or upon any of its properties, assets, revenues, income and franchises which are owed by the Company with respect to any period ending on or before the Closing Date have been paid, other than those currently payable without penalty or interest reflected on the Interim Balance Sheet. No federal tax return of the Company is currently under audit by the IRS (as defined in Section 9) and no tax return of the Company is currently under audit by any other taxing authority. Neither the IRS nor any other taxing authority is now asserting or, to the Shareholders' knowledge, threatening to assert nor have such authorities ever asserted or threatened to assert against the Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith or any adjustment that would have an adverse effect on the Company. The Company has not consented to extend the time in which any tax may be assessed or collected by any taxing authority. The Company has not requested or been granted an extension of the time for filing any tax return to a date on or after the Closing Date. The Company has never been a member of any Affiliated Group (as defined in Section 1504(a) of the Code and the Treasury Regulations promulgated thereunder), or filed or been included in a combined, consolidated, or unitary tax return. The Company has withheld and paid all taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, creditor, independent contractor, or other person.

         (b) The Company has elected pursuant to Section 1362 of the Code, to be treated as an "S" corporation pursuant to Subchapter S of the Code (the "SUBCHAPTER S ELECTION"), commencing September 1, 1979, and the Company and the Shareholders have reported income and filed tax returns consistently therewith since that date. The Company will continue to qualify as a "small business corporation" within the meaning of Section 1361(b) of the Code to and including the Closing. The Company has not had and will not have liability or any potential or deferred liability for taxes pursuant to Section 1371(d)(2),
Section 1374 or Section 1375 of the Code, nor has the Company been subjected to any other taxes (other than state income taxes) imposed pursuant to or resulting from its Subchapter S Election. Apart from thereafter subjecting the Company to income taxation for periods after the termination of the Subchapter S Election, such termination will not have a material adverse effect on the Company, its financial condition, or its business as presently conducted or proposed to be conducted or any of its properties or material assets. All material elections with respect to the Company's taxes made or in effect during the fiscal years ending December 31, 1996, 1997 and 1998 are reflected on the Company's tax returns for such periods, copies of which have been provided or made available to PHI. After the date of this Agreement, no material election with respect to taxes will be made without the prior written consent of PHI, which consent will not be unreasonably withheld or delayed. Except as set forth on SCHEDULE 3.23, the Company is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. The Company is not currently and never has been subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which the Company is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4)), 162(a) (by reason of being unreasonable in amount), 162(b) through (p) or 404 of the Code. The Company has no current or potential contractual obligation to indemnify any other person with respect to the payment of any taxes, is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than the Company nor does the Company owe any amount under any such Agreement.

         3.24. INDEBTEDNESS. Except as set forth on SCHEDULE 3.24, there is no Company Indebtedness outstanding at the date hereof. The Company is not in default with respect to any outstanding Company Indebtedness or any instrument relating thereto and no such Company Indebtedness or any instrument or agreement relating thereto purports to limit the issuance of any securities by the Company or the operation of the business of the Company. Complete and correct copies of all instruments (including all amendments, supplements, waivers and consents) relating to any Company Indebtedness have been furnished to PHI.

         3.25. BANK ACCOUNTS, SIGNING AUTHORITY, POWERS OF ATTORNEY. Except as set forth on SCHEDULE 3.25 hereto, the Company does not have any account or safe deposit box in any bank and no Person has any power, whether singly or jointly, to sign any checks on behalf of the Company, to withdraw any money or other property from any bank, brokerage or other account of the Company or to act under any power of attorney granted by the Company at any time for any purpose.
SCHEDULE 3.25 also sets forth the names of all persons authorized to borrow money or sign notes on behalf of the Company.

         3.26. SUPPLIES. The supplies of the Company are adequate for their respective present needs, and, except as set for in SCHEDULE 3.26, are in usable and saleable condition in the ordinary course of business as currently conducted.

         3.27. MINUTE BOOKS. The minute books and corporate records of the Company made available to PHI for inspection accurately record therein all actions taken by the Company's Board of Directors and shareholders.

         3.28. BROKER. None of the Shareholders has retained, utilized or been represented by any broker, agent, finder or intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

         3.29. ACCOUNTS PAYABLE. Except as shown on SCHEDULE 3.29, all accounts payable reflected on the Audited Balance Sheet, and all accounts payable arising between the date of such Audited Balance Sheet and the Effective Time, have arisen or will arise in the ordinary course of business, represent valid obligations of the Company and have been paid, will be paid and/or are obligated to be paid within a time period consistent with that which has historically arisen in the ordinary course of business of the Company.

         3.30. DISCLOSURE. No representation or warranty by any of the Shareholders in this Agreement or in any schedule, certificate or other document delivered or to be delivered to PHI pursuant hereto or in connection with the consummation of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. There is no fact known to the Shareholders that has not been disclosed to PHI that materially adversely affects the Company, or to the knowledge of the Shareholders, could reasonably be excepted to have a material adverse effect on the Company.

         3.31. FOREIGN CORRUPT PRACTICES ACT. The Company has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. To the Shareholders' knowledge, there is not now, and there has never been, any employment by the Company, or beneficial ownership in the Company by, any governmental or political official in any country in the world.

         3.32. YEAR 2000.

         (a) DEFINITIONS. For purposes of this Section 3.32:

               (i) "MILLENNIUM COMPLIANT" means, as to any software or equipment containing or dependent upon microchips or other processors, that no operation of such software, computer or equipment will fail, be interrupted or produce incorrect or ambiguous results as a result of the century change (or any related date dependence, including, without limitation, 9/9/99, leap year, etc.) irrespective of (a) whether the date data involved is before, on or after January 1, 2000 (or involves more than one of the foregoing) or (b) the date upon which the operations are performed.

               (ii) "YEAR 2000 PROCESSING" shall have the same meaning as that given under the Year 2000 Information and Readiness Disclosure Act.

         (b) INTERNAL SYSTEMS. Year 2000 Processing by any software or computer-controlled device that is owned, operated, used or useful in the Company's business will not adversely affect the Company's business.

         (c) PRODUCTS; SERVICES. To the knowledge of the Shareholders and the Company, based upon the investigations described in paragraph (d) below, all software, computer-controlled devices and services currently being sold, licensed, distributed or otherwise provided by the Company, or currently under development by the Company, are Millennium Compliant. To the knowledge of the Shareholders and the Company, based upon the investigations described in paragraph (d) below, except as set forth on SCHEDULE 3.32(c), all software, computer-controlled devices and services sold, licensed, distributed or otherwise provided by the Company, prior to the date hereof, are Millennium Compliant, and, if not Millennium Compliant, are no longer under warranty, extended maintenance obligation or similar obligation that would require the Company to repair, replace or otherwise be responsible for such noncompliance. To the knowledge of the Shareholders and the Company, based upon the investigations described in paragraph (d) below, to the extent any liabilities may arise due to the failure of the Company's software or computer-controlled devices to be Millennium Compliant, such liabilities would not have a Material Adverse Effect on the Company or its business.

         (d) READINESS INVESTIGATION. The Company and the Shareholders have taken all steps reasonably necessary to access whether or not the Company's products and services are Millenium Compliant and whether any Year 2000 Processing by any device used or useful in the Company's business will adversely affect the Company's business.

         (e) FORM OF REPRESENTATIONS. SCHEDULE 3.32(e) sets forth the Company's standard form of representations and disclosures as to the Company's Year 2000 readiness as have been, and are being, provided to the Company's customers, suppliers, and other such third-parties. Such representations and disclosures set forth on Schedule 3.32 are true and in all respects fully performable by the Company.

         4. REPRESENTATIONS AND WARRANTIES OF PHI. PHI represents and warrants to each of the Shareholders as follows:

         4.1. ORGANIZATION OF PHI; AUTHORITY. PHI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. PHI has all requisite power and authority to execute and deliver this Agreement and the Escrow Agreement and to carry out all of the actions required of it pursuant to the terms hereof and thereof.

         4.2. CORPORATE APPROVAL; BINDING EFFECT. PHI has obtained all necessary authorizations and approvals from its Board of Directors and stockholders required for the execution and delivery of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby. Each of this Agreement and the Escrow Agreement, when executed and delivered by PHI and the other parties thereto shall constitute the legal, valid and binding obligation of PHI, enforceable against PHI in accordance with their respective terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

         4.3. NON-CONTRAVENTION. Except as set forth on SCHEDULE 4.3, the execution and delivery by PHI of this Agreement and the Escrow Agreement and the consummation by PHI of the transactions contemplated hereby and thereby will not
(a) violate or conflict with any provisions of the Certificate of Incorporation or By-Laws of PHI, each as amended to date; or (b) constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any lien upon any property of PHI pursuant to (i) any agreement or instrument to which PHI is a party or by which PHI or any of its properties is bound or to which PHI or any of its properties is subject, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental authority to which PHI is subject.

         4.4. GOVERNMENTAL CONSENTS. Except for any required notification report form under the HSR Act, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by PHI of this Agreement or the Escrow Agreement or for the consummation by PHI of the transactions contemplated hereby or thereby.

         4.5. BROKERS. PHI has not retained, utilized or been represented by any broker, agent, finder or other intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

         4.6. DISCLOSURE. No representation or warranty by PHI in this Agreement or in any Schedule or certificate delivered or to be delivered to the Shareholders hereto or in connection with the consummation of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or necessary to make the statements contained therein not misleading.

         4.7. INVESTMENT REPRESENTATION. PHI is acquiring the Company Stock for its own account for investment purposes only and not with a view to or for sale in connection with any distribution thereof, nor with any present intention of reselling or granting any participation in all or part of the Company Stock to any person.

         5. COVENANTS PENDING CLOSING. Each of the Shareholders and the Company, jointly and severally, covenants and agrees that, from and after the date of this Agreement and until the Closing, except as otherwise specifically consented to or approved by PHI in writing:

         5.1. FULL ACCESS. The Company shall, and the Shareholders shall cause the Company to, afford to PHI and its authorized representatives full access during normal business hours to all properties, books, records, contracts and documents of the Company and a full opportunity to make such reasonable investigations as they shall desire to make of the Company, and the Shareholders shall furnish or cause to be furnished to PHI and its authorized representatives all such information with respect to the affairs and businesses of the Company as PHI may reasonably request. Notwithstanding the foregoing, PHI acknowledges and agrees that (i) PHI's right to, and the Company's obligation to provide, such access and information is subject to compliance with the Company's safety procedures and security requirements mandated by the Company's government contracts, and (ii) PHI's right to access shall not apply to information which the Company is obligated to maintain in confidence pursuant to agreements with certain third parties and/or security requirements pertaining to the Company's work for or with governmental entities. Upon request by PHI, the Company, will however, use its reasonable best efforts to secure the consent of any such third party to the disclosure of such information.

         5.2. CARRY ON IN REGULAR COURSE. The Company shall, and the Shareholders shall cause the Company to, maintain their owned and leased properties in good operating condition and repair, and to make all necessary renewals, additions and replacements thereto, and to carry on their business diligently and substantially in the same manner as heretofore and not make or institute any changes of management or accounting practices other than those in the ordinary course of business.

         5.3. NO GENERAL INCREASES. The Company and the Shareholders have previously provided PHI with the current annual base salaries of all of the employees of the Company. The Company shall not, and the Shareholders shall not permit the Company to, grant any general or uniform increase in the rates of pay of employees of the Company, nor grant any general or uniform increase in the benefits available under any bonus plan except that the Company may elect to pay a second quarter bonus calculated in accordance with, and not exceeding, the formula set forth on SCHEDULE 5.3 hereto, or pension plan or other contract or commitment to, for or with any such employees; the Company shall not, and the Shareholders shall not permit the Company to, generally increase the compensation payable or to become payable to officers, key salaried employees or agents, or increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officers, key salaried employees or agents; and the Company shall not make any material changes in its personnel, except to the extent required to replace departing employees or as necessitated by growth of the business.

         5.4. NO DIVIDENDS, ISSUANCES, REPURCHASES, ETC. The Company shall not, and the Shareholders shall not permit the Company to, declare or pay any dividends (whether in cash, shares of stock or otherwise) on, or make any other distribution in respect of, any shares of its capital stock, or issue, purchase, redeem or acquire for value any shares of its capital stock, except for vested incentive stock options. Notwithstanding the foregoing, the Company shall be permitted to pay prior to the Closing a dividend distribution not to exceed 50% of its cash basis profit for the period of April 1, 1999, to the Closing Date.

         5.5. CONTRACTS AND COMMITMENTS. The Company shall not, and the Shareholders shall not permit the Company to, enter into any contract or commitment which will result in the payment (either to or from the Company) of more than $25,000 over its term or engage in any transaction not in the usual and ordinary course of business and consistent with the business practices of the Company.

         5.6. PURCHASE AND SALE OF CAPITAL ASSETS. Except for any capital expenditures approved by the Company prior to the date hereof and the capital expenditures and dispositions described on SCHEDULE 5.6 hereto, the Company shall not, and the Shareholders shall not permit the Company to, purchase or sell or otherwise dispose of any capital asset with a market value in excess of $50,000, or of capital assets of market value aggregating in excess of $250,000, without the prior written consent of PHI, and in no event shall purchase, sell or otherwise dispose of any capital asset other than in the ordinary course of business with the exception of those described in SCHEDULE 5.6.

         5.7. INSURANCE. The Company shall, and the Shareholders shall cause the Company to, maintain the insurance coverage described on SCHEDULE 3.14 through and including the Closing Date. After the Closing, PHI shall purchase a "tail" policy that will continue in effect, for a period of three years after the Closing Date and covering actions occurring prior to the Closing Date, the level of D&O, E&O and fiduciary insurance coverage listed on SCHEDULE 3.14.

         5.8. PRESERVATION OF ORGANIZATION. The Company shall, and the Shareholders shall cause the Company to, preserve its business organization intact, to keep available to PHI the present key officers and employees of the Company and to preserve for PHI the present relationships of the Company's suppliers and customers and others having business relations with the Company.

         5.9. NO DEFAULT. The Company shall not, and the Shareholders shall not permit the Company to, do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any contract, commitment or obligation of the Company.

         5.10. COMPLIANCE WITH LAWS. The Company shall, and the Shareholders shall cause the Company to, comply with all laws, regulations and orders, both within and outside the United States, applicable with respect to its business.

         5.11. ADVICE OF CHANGE. The Company and the Shareholders will promptly advise PHI in writing of any material adverse change in the business, condition, operations, prospects or assets of the Company.

         5.12. NO SHOPPING. The Company shall not, and the Shareholders shall not permit the Company or any agent thereof to, directly or indirectly, initiate discussions, negotiate for, solicit, entertain or respond to overtures of offers from, provide any information to or enter into any agreement with respect or in relation to the sale of the Company Stock or any substantial portion of the assets of the Company or any merger or other business combination of the Company. The Shareholders and the Company will promptly advise PHI in writing of any indication of interest in a potential acquisition received from any third party, except those general mailings received routinely from companies such as The Geneva Group.

         5.13. CONSENTS OF THIRD PARTIES. The Company and the Shareholders will employ their respective best efforts to secure, before the Closing Date, the consent, in form and substance satisfactory to PHI and PHI's counsel, to the consummation of the transactions contemplated by this Agreement by each party to any contract, commitment or obligation of the Company under which such transactions would constitute a default, would accelerate obligations of the Company or would permit cancellation of any such contract.

         5.14. SATISFACTION OF CONDITIONS PRECEDENT. The Company and the Shareholders will use their respective best efforts to cause the satisfaction of the conditions precedent contained herein.

         5.15. HSR ACT. As promptly as practicable, and in no event later than the twelfth (12th) business day following the execution and delivery of this Agreement by the parties, the Company and the Shareholders and PHI shall each prepare and file any required notification and report form under HSR Act in connection with the transactions contemplated hereby. The Company and the Shareholders and PHI shall each request early termination of the waiting period thereunder; and the Company and the Shareholders and PHI shall respond with reasonable diligence and dispatch to any request for additional information made in response to such filings.

         5.16. COOPERATION. The Company, and the Shareholders shall use their respective best efforts to facilitate the conduct of the environmental reviews referred to in Section 6.9, including with respect to facilitating the acquisition of any consents required from any lessor of any of the Real Property to perform sampling of the soil at any locations deemed necessary by PHI or any of the persons engaged to deliver the reports referred to in Section 6.9.

         5.17. NO OUTSTANDING RIGHTS AT EFFECTIVE TIME. The Company and the Shareholders shall use all reasonable efforts to cause the Company to, cause the acceleration, exercise, waiver or termination of all Outstanding Rights, including any outstanding subscriptions, options, warrants, calls, commitments or agreements of any kind or character calling for the Company to issue, deliver or sell, or cause to be issued, delivered or sold any shares of the Company Stock or any other equity security of the Company or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of the Company Stock or any other equity security of the Company or obligating the Company to grant, extend or enter into any such subscriptions, options, warrants, calls, commitment or agreements, prior to the Effective Time.

         6. CONDITIONS PRECEDENT TO PHI'S OBLIGATIONS. The obligation of PHI to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by PHI, PROVIDED, HOWEVER, that the condition set forth in
Section 6.18 below, may not be waived by either PHI or the Company):

         6.1. REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by the Shareholders in or pursuant to this Agreement shall be true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date.

         6.2. COMPLIANCE WITH AGREEMENT. The Shareholders shall have performed and complied with all of their obligations under this Agreement to be performed or complied with by them on or prior to the Closing Date.

         6.3. NO MATERIAL CHANGE. There shall not have been or, threatened to be, any material damage to or loss or destruction of any properties or assets owned or leased by the Company (whether or not covered by insurance) or any material adverse change in the condition (financial or otherwise), operations, business or assets of the Company or imposition of any laws, rules or regulations which would materially adversely affect the condition (financial or otherwise), operations, business or assets of the Company. For the purposes of this Section 6.3, "materiality" shall be defined, with respect to any Person, as being reasonably likely to have an impact on at least 10% of the assets of such Person or at least 5% of the net income of such Person.

         6.4. SHAREHOLDERS' AGREEMENTS. The Shareholders shall have delivered to PHI in writing, at and as of the Closing, individual agreements duly executed by each of the Shareholders, in form and substance satisfactory to PHI and PHI's counsel, containing the following: (i) a certification that the conditions in each of Section 6.1, Section 6.2 and Section 6.3 (to the knowledge of such Shareholder) have been satisfied, (ii) an agreement on the part of such Shareholder to release the Company from and against all claims the Shareholder may have with respect to matters existing on the Closing Date, such release to be in the form of EXHIBIT B hereto, (iii) an agreement by such Shareholder to surrender, and consent to the termination of, all Outstanding Rights held by such Shareholder that are outstanding as of the Effective Time, and (iv) the grant by PHI to such Shareholder, in exchange for the surrender of all Outstanding Rights, if any, held by such Shareholder that have not "vested" (I.E., become exercisable) prior to the Closing Date (the "UNVESTED RIGHTS"), of an interest in an employee benefit plan to be sponsored by PHI having the value described on SCHEDULE 6.4 hereto with respect to each Unvested Right (collectively, the "SHAREHOLDER AGREEMENTS").

         6.5. OPINION OF COUNSEL. Einar Sunde, Esq., counsel to the Shareholders and the Company, shall have delivered to PHI a written opinion, addressed to PHI and dated the Closing Date, in the form of EXHIBIT C hereto.

         6.6. APPROVALS. All corporate and other approvals and consents required to be obtained by the Shareholders, or the Company in connection with the transactions contemplated by this Agreement and the form and substance of all certificates and other documents delivered hereunder shall have been obtained and shall be reasonably satisfactory in form and substance to PHI and its counsel.

         6.7. NO LITIGATION. No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body (a) in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, or (b) in connection with any claim for damages in excess of $25,000 against the Company.

         6.8. DUE DILIGENCE. PHI shall have been afforded the opportunity to conduct a due diligence investigation on the Company, the Evans Affiliates and their respective operations, employees, financial condition and prospects, and shall be satisfied with the results of such investigation.

         6.9. ENVIRONMENTAL REPORTS. PHI shall have obtained, at its own expense, a report or reports (including soil sampling), in form and substance satisfactory to it, of an environmental engineering firm or firms selected by PHI in the exercise of its sole discretion, as to (i) compliance of any or all of the Real Property (and any adjoining property) with all applicable Environmental Laws, including without limitation the absence of any spills or releases of any oil or Hazardous Substance on such Real Property, and (ii) the absence of any liability of the Company (including soil sampling) under any Environmental Laws.

         6.10. CONSENT OF LENDERS. Each of PHI and HVE shall have obtained all consents and approvals from its lenders and noteholders as are or may be necessary to the consummation of the transactions contemplated by this Agreement.

         6.11. CONSENTS OF THIRD PARTIES. The Shareholders will have obtained the consent, in form and substance satisfactory to PHI and PHI's counsel, to the consummation of the transactions contemplated by this Agreement by each party to any contract, commitment or other obligation of the Company under which such transactions would constitute a default, would accelerate obligations of the Company or PHI or would permit cancellation of any such contract.

         6.12. TAX ELECTION. Each Shareholder shall have executed and delivered to PHI all documents reasonably requested by PHI prior to the Closing Date, so that PHI may make the necessary filings and elect to treat the transactions contemplated hereby under Section 338(h)(10) of the Code.

         6.13. PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to PHI in connection with the transactions contemplated by this Agreement shall be satisfactory in all reasonable respects to PHI, and PHI shall have received the originals or certified or other copies of all such records and documents as PHI may reasonably request.

         6.14. TENDER OF ALL SHARES. Each holder of Common Stock outstanding on the Closing Date shall have become parties to this Agreement and all of the outstanding shares of Company Stock shall have been tendered for sale in accordance with Section 1.

         6.15. NO OUTSTANDING RIGHTS. At and as of the Effective Time, the Company shall not have or be bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any kind or character calling for the Company to issue, deliver or sell, or cause to be issued, delivered or sold any shares of Company Stock or any other equity security of the Company or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any share of Company Stock or any other equity security of the Company or obligating the Company to grant, extend or enter into any such subscriptions, options, warrants, calls, commitment or agreements and PHI shall have received evidence satisfactory to it of the termination or other extinguishment as of the Effective Time of all Outstanding Rights. Each holder of an Unvested Right who is not a Shareholder (each, an "OPTIONEE") shall have executed and delivered to PHI an agreement pursuant to which: (i) such Optionee shall release the Company from and against all claims the Optionee may have with respect to matters existing before the Closing Date, such release to be in the form of EXHIBIT B hereto, (ii) such Optionee shall agree to surrender, and consent to be terminated, all Outstanding Rights held by such Shareholder that are outstanding as of the Effective Time; and (iii) PHI shall grant to such Optionee in exchange for the surrender of all Unvested Rights held by such Optionee of an interest in an employee benefit plan of PHI having the value set forth on SCHEDULE 6.4 with respect to all such Unvested Rights (collectively, the "OPTIONEE AGREEMENTS").

         6.16. PAY-OFF LETTERS. PHI shall have received pay-off letters or other evidence of the amounts necessary to discharge all Company Indebtedness (other than Permitted Company Indebtedness), in form reasonably satisfactory to PHI, no later than three (3) business days prior to the Effective Time.

         6.17. ESCROW AGREEMENT. The Shareholders' Committee, the Trustee and the Escrow Agent shall have executed and delivered to PHI the Escrow Agreement, and the Escrow Agreement shall be in full force and effect.

         6.18. FINAL ESOP CONTRIBUTION. The Company shall have made prior to the Closing the final contribution due to the ESOP equal to 10% of the "eligible compensation" (as defined in the ESOP plan) for the period between January 1, 1999 and the Closing Date.

         6.19. STOCK RESTRICTION AGREEMENTS. The Stock Restriction Agreements shall have been terminated and the Company and the Shareholders shall have no continuing obligations thereunder.

         6.20. ESOP LOAN AND PLEDGE AGREEMENT. The shares of the Company Stock held subject to the ESOP Loan and Pledge Agreement shall have been released from the pledge thereunder and shall be freely transferable hereunder.

         6.21. WAIVER UNDER EVANS EAST PARTNERSHIP AGREEMENT. Each of Evans East Inc., a New Jersey Corporation ("EEI"), and each person who may constitute a "Principal Shareholder of EEI" as defined in the General Partnership Agreement, dated as of August 1, 1991, of Evans East (the "EVANS EAST PARTNERSHIP AGREEMENT"), shall have irrevocably waived, and agreed not to exercise, any rights such parties may have to purchase any partnership interests of the Company in Evans East pursuant to Section 13.1(c) of the Evans East Partnership Agreement as a result of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the purchase by PHI of the Company Stock, such waiver and agreement not to exercise to be in form satisfactory to PHI and its counsel.

         7. CONDITIONS PRECEDENT TO THE SHAREHOLDERS' OBLIGATIONS. The obligation of the Shareholders to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by the Shareholders):

         7.1. REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by PHI in this Agreement shall be true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date.

         7.2. COMPLIANCE WITH AGREEMENT. PHI shall have performed and complied with all of its obligations under this Agreement that are to be performed or complied with by it at or prior to the Closing.

         7.3. CLOSING CERTIFICATE. PHI shall have delivered to the Company in writing, at and as of the Closing, a certificate duly executed by each of the President and Treasurer of PHI, in form and substance satisfactory to the Shareholders and the Shareholders' counsel, to the effect that the conditions in each of Section 7.1 and Section 7.2 have been satisfied.

         7.4. APPROVALS. All corporate and other approvals required to be obtained by PHI or HVE in connection with the transactions contemplated by this Agreement and the form and substance of all certificates and other documents delivered hereunder shall have been obtained and shall be reasonably satisfactory to the Shareholders and their counsel.

         7.5. NO LITIGATION. No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         7.6. PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Shareholders in connection with the transactions contemplated by this Agreement shall be satisfactory in all reasonable respects to the Shareholders, and the Shareholders shall have received the originals or certified or other copies of all such records and documents as the Shareholders may reasonably request.

         7.7. OPINION OF COUNSEL. Bingham Dana LLP, counsel to PHI, shall have delivered to the Shareholders a written opinion, addressed to the Shareholders' Committee and dated the Closing Date, in the form of EXHIBIT D hereto.

         7.8. RELEASE OF GUARANTEES. The guarantees of certain obligations of the Company or other security for obligations of the Company by certain of the Shareholders and set forth on SCHEDULE 7.8 hereto shall have been fully and unconditionally released (except that they may be released contingent on the consummation of the Closing and the repayment of the underlying obligations of the Company).

         7.9. SHAREHOLDER AGREEMENTS AND OPTIONEE AGREEMENTS. PHI shall have executed and delivered to each of the Shareholders and Optionees the Shareholder Agreement or Optionee Agreement to which such Shareholder or Optionee is to be a party.

         7.10. ESCROW AGREEMENT. PHI and the Escrow Agent shall have executed and delivered the Escrow Agreement, and the Escrow Agreement shall be in full force and effect.

         8.    CONFIDENTIAL INFORMATION.

         Each of PHI and the Company hereby specifically agree that the Confidentiality and Nondisclosure Agreement by and between the Company and PHI and HVE dated January 25, 1999 shall continue in full force and effect and which agreement shall take precedence over any conflicting provision of this Agreement. The obligations of the parties under this Section 8 and under any separate confidentiality agreement executed in connection with the transactions contemplated under this Agreement shall survive any termination of this Agreement (except that the Confidentiality and Nondisclosure Agreement between the Company and PHI and HVE shall terminate effective upon the Closing). If this Agreement is terminated for any reason without the Closing having occurred, each party shall return all of the other parties' information in tangible form, including all copies, extracts, summaries and other versions thereof.

         9. DEFINITIONS. As used herein the following terms not otherwise defined have the following respective meanings:

         "COMPANY INDEBTEDNESS": shall mean any Indebtedness of the Company or Indebtedness guaranteed by the Company.

         "GAAP": shall mean United States generally accepted accounting principles as in effect from time to time, consistently applied.

         "INDEBTEDNESS": As applied to any Person (as defined in this Section
9), (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such Person for the deferred purchase price of property or services represented by a note or other security, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the Shareholder or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all obligations under leases which shall have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (f) any liability of such Person in respect of banker's acceptances or letters of credit, (g) any matured obligations to pay prepay penalties in connection with the extinguishment of other Indebtedness and
(h) all indebtedness referred to in clause (a), (b), (c), (d), (e), (f) or (g) above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

         "IRS":  The United States Internal Revenue Service.

         "MATERIAL ADVERSE EFFECT": with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity, taken as a whole.

         "PERMITTED COMPANY INDEBTEDNESS": Any of the Company Indebtedness listed on SCHEDULE 9-1 hereto, but only to the extent it does not exceed the respective maximum amounts set forth thereon.

         "PERSON" or "PERSON": A corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         "STATE": Any state or commonwealth of the United States of America; the District of Columbia; the Commonwealth of Puerto Rico; and any other dependency, possession or territory of the United States of America.

         "SUBSIDIARIES": With respect to any Person, any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by such Person or by a subsidiary of such Person, if the holders of the shares of such class or classes (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

         "TAX" or "TAXES": means any U.S., state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, severance, stamp, occupation, premium, windfall profit, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

         "TO THE SHAREHOLDERS' KNOWLEDGE": means within the actual knowledge of one or more of the Shareholders.

         10.   INDEMNIFICATION.

         10.1. INDEMNITY BY THE SHAREHOLDERS. Subject to the limitations, minimum amounts and time limitations set forth in Section 10.5, each of the Shareholders jointly and severally agrees to indemnify and hold PHI and the Company (and their respective directors, officers, employees and affiliates) harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the fees and disbursements of counsel (collectively, the "LOSSES") arising, directly or indirectly, out of:

               (i) any failure or any breach by the Shareholders of any representation or warranty, covenant, obligation or undertaking made by any of the Shareholders in this Agreement, any Schedule or Exhibit hereto, or any other agreement, statement, certificate or other instrument delivered pursuant hereto or in connection herewith;

               (ii) any actual or alleged tax liability of the Company in respect of any period through the Closing Date;

               (iii) any Company Indebtedness outstanding at the Effective Time (after payment of the amounts specified by Section 2.1(b)), other than any Permitted Company Indebtedness ("INDEBTEDNESS CLAIMS");

               (iv) any liability of the Company or any of the Individual Shareholders with respect to the professional fees and expenses incurred by the Company or any of the Individual Shareholders prior to the Closing Date and not paid by the Company or such Individual Shareholders prior to the Closing Date (including any fees and expenses incurred in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby ("FEE CLAIMS");

               (v) any liability of the Company to the Trustee pursuant to the indemnification provisions set forth in the ESOP trust agreement with respect to actions or omissions occurring prior to the Closing Date, after the application of any insurance proceeds applicable thereto ("ESOP CLAIMS"); and

               (vi) any liability or losses of the Company or PHI incurred as a result of the settlement or other disposition of the DCAA audit described in the footnotes to the Financial Statements, but only to the extent that such liability or losses exceed the Company's reserves therefor as of December 31, 1998 (taking into account any reduction in such reserves as a result of any settlement payments or rebates made by the Company after December 31, 1998 and any offsets to any such liability available as a result of any costs which previously were unbillable) (the "DCAA CLAIMS").

         10.2. INDEMNITY BY PHI. PHI agrees to indemnify and hold the Shareholders (and their respective directors, officers, employees, affiliates, heirs and personal representative) harmless from and with respect to any and all Losses arising, directly or indirectly, out of (i) any breach by PHI of any representation or warranty, covenant, obligation or undertaking made by PHI in this Agreement, any Schedule or Exhibit hereto, or any other statement, certificate or other instrument delivered pursuant hereto, or (ii) any actual or alleged tax liability of the Company in respect of any period after the Closing Date, or of PHI for any period before or after the Closing Date, or in respect of any additional tax liability of any of the Shareholders to the IRS or other state taxing authority as a result of the making of the Section 338(h)(10) Election and arising out of challenges by the IRS or such other taxing authority of the calculation of the Gross-Up Amount by virtue of the Asset Allocation.

         10.3. CLAIMS.

         (a) NOTICE. Any party seeking indemnification hereunder (the "INDEMNIFIED PARTY") shall promptly notify the other party hereto (the "INDEMNIFYING PARTY") of any action, suit, proceeding, demand or breach (a "CLAIM") with respect to which the Indemnified Party claims indemnification hereunder, PROVIDED, THAT, failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Section 10 except to the extent, if at all, that such Indemnifying Party shall have been prejudiced thereby.

         (b) THIRD PARTY CLAIMS. If such Claim relates to any action, suit, proceeding or demand instituted against the Indemnified Party by a third party (a "THIRD PARTY CLAIM"), the Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim after receipt of notice of such claim from the Indemnified Party. Within thirty (30) days after receipt of notice of a particular matter from the Indemnified Party, the Indemnifying Party may assume the defense of such Third Party Claim, in which case the Indemnifying Party shall have the authority to negotiate, compromise and settle such Third Party Claim, if and only if the following conditions are satisfied:

               (i) the Indemnifying Party shall have confirmed in writing that it is obligated hereunder to indemnify the Indemnified Party with respect to the full amount of such Third Party Claim; and

               (ii) the named parties to such Third Party Claim include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party.

         If the Indemnifying Party assumes the defense of a Third Party Claim,
(i) the Indemnified Party shall be entitled to employ its own counsel and to participate in the defense of any Third Party Claim, but the Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such representation, and (ii) the Indemnifying Party shall be entitled to compromise or settle such Third Party Claim, provided, however, that any compromise or settlement shall be made only with the written consent of the Indemnified Party.

         If the Indemnifying Party does not assume the defense of such claim, the Indemnified Party shall have the right to defend, compromise and settle such claim, PROVIDED, HOWEVER, that any compromise or settlement that may reasonably be expected to result in, or requires, any indemnification from an Indemnifying Party shall be made only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

         10.4. METHOD AND MANNER OF PAYING CLAIMS. In the event of any Claims under this Section 10, the claimant shall advise the party or parties who are required to provide indemnification therefor in writing of the amount and circumstances surrounding such claim. With respect to liquidated claims, if within thirty (30) days the other party has not contested such claim in writing, the other party will pay the full amount thereof within ten (10) days after the expiration of such period. Any amount owed by an Indemnifying Party hereunder with respect to any Claim may be set-off by the Indemnified Party against any amounts owed by the Indemnified Party to any Indemnifying Party.

         10.5. LIMITATIONS ON INDEMNIFICATION.

         (a) For purposes of this Section 10.5, the following terms shall have the following meanings:

               (i) "UNLIMITED AMOUNT CLAIMS" shall mean any Losses suffered by PHI or the Company with respect to inaccuracies in any of the representations or warranties made by the Shareholders in Sections 3.4 or 3.5, and any Indebtedness Claims, Fee Claims or ESOP Claims; and

               (ii) "TAX CLAIMS" shall mean any Losses suffered by PHI or the Company with respect to inaccuracies in any of the representations or warranties made by the Shareholders in Section 3.23, or any Claims made pursuant to Section 10.1(ii).

         (b) No Indemnifying Party shall be required to indemnify an Indemnified Party hereunder except to the extent that the aggregate amount of Losses for which the Indemnified Party is otherwise entitled to indemnification pursuant to this Section 10 exceeds the greater of (i) $100,000 or (ii) the amount, if any, that the amount of the finally determined Closing Assets exceeds the amount of the Target Assets, with such greater amount being referred to herein as the "DEDUCTIBLE AMOUNT", whereupon the Indemnified Party shall be entitled to be paid each dollar of Losses in excess of the Deductible Amount, subject to the limitations on maximum amount of recovery set forth in paragraphs (c) and (d) below; PROVIDED, THAT, Losses relating to or arising directly or indirectly out of any Unlimited Amount Claims and Tax Claims shall not be subject to the limitations set forth in this
Section 10.5(b).

         (c) The aggregate Losses payable by an Indemnifying Party pursuant to this Section 10 with respect to all claims, other than Losses related to or arising directly or indirectly out of any Unlimited Amount Claims or Tax Claims, shall not exceed an amount equal to the final Gross-Up Amount.

         (d) The aggregate Losses payable by the Shareholders with respect to any Tax Claims shall not exceed $5,000,000.

         (e) In the event that the Shareholders are an Indemnifying Party pursuant to this Section 10, each Shareholder's maximum liability under this
Section 10, other than with respect to Unlimited Amount Claims, shall be limited to such proportion of the Purchase Price allocable to such Shareholder determined with reference to such Shareholder's proportional ownership interest, whether direct or indirect, of the Company Stock as set forth on the Shareholders' Committee Disclosure Schedule (ignoring for purposes of any such calculation any ownership interest of the ESOP), and the aggregate liability of all of the Shareholders under this Section 10, other than with respect to Unlimited Amount Claims and Tax Claims, shall be limited to the amount of the Escrowed Funds. Each Shareholders' maximum liability under this Section 10 with respect to Unlimited Amount Claims shall be limited to the amount of the Purchase Price actually received by such Shareholder, whether directly or through distribution from the ESOP. The ESOP's liability under this Section 10 shall be limited to its proportionate share of the Escrowed Funds.

         (f) Any liability arising hereunder and resulting from a breach by a Shareholder of the representations and warranties made by such Shareholder in Sections 3.5 or 3.30, or arising from a breach by such Shareholder of the provisions of Sections 13.1 or 13.2, shall be borne solely and exclusively by the breaching Shareholder.

         (g) No Indemnifying Party shall be liable for any Losses pursuant to this Section 10 unless a written claim for indemnification in accordance with
Section 10.4 is given by the Indemnified Party to the Indemnifying Party with respect thereto within two (2) years after the Closing, except that PHI may pursue claims for Losses arising out of (i) inaccuracies in the representations and warranties made in Sections 3.4 and 3.5 indefinitely, and (ii) out of any Tax Claims until the expiration of the relevant statutes of limitations therefor.

         11. TERMINATION OF ESOP. As soon as reasonably practicable following the receipt by the Company of a determination letter evidencing the approval by the IRS of the termination of the ESOP, the Trustee will distribute to the Participants their respective portions of the Purchase Price in accordance with their respective interests in the ESOP and, to the extent permitted by applicable law, the terms of the ESOP and the Charles Evans & Associates 401(k) Retirement Plan (the "401(K) PLAN"), participants in the ESOP shall be permitted to direct the ESOP to roll-over their respective payments into their accounts in the 401(k) Plan. As soon as reasonably practicable following the Closing, the Company, at its sole expense, shall file an application with the IRS for its approval of the termination of the ESOP. As soon as practicable after receipt of such approval by the IRS, the Trustee will distribute to the Participants their respective portions of the Purchase Price in accordance with their respective interests in the ESOP. In any event, the Company shall undertake the responsibility for all required final disclosures to the Participants, ESOP filings with governmental agencies and tax withholding and reporting responsibilities regarding all such ESOP distributions pending the completion of all distributions of the ESOP in accordance herewith. All expenses of terminating the ESOP shall be borne by the Company.

         12. TERMINATION. This Agreement may be terminated upon the mutual written consent of each of the parties hereto. If the Shareholders and PHI fail to consummate the transactions contemplated by this Agreement on or before September 1, 1999, for reasons other than those related to the HSR Act, this Agreement shall automatically, without any further action on the part of the parties hereto, terminate.

         13. NON-COMPETITION AND NON-SOLICITATION AGREEMENT.

         13.1. NON-COMPETITION; NON-SOLICITATION. Each Individual Shareholder acknowledges that the covenants and agreements of such Individual Shareholder in this Section 13 are a condition precedent to PHI's obligations to acquire the Company Stock from the Shareholders and to such Shareholder's right to receive the payment therefor, and that PHI would not purchase the Company Stock and the payment therefor would not be made but for such Shareholder's and PHI's agreements herein. Each Individual Shareholder, the Company and PHI acknowledge that the Company will sell analytical services to customers located in markets in any territory, domain or sector in which the Company conducts its business at the Termination Date referred to below (the "COVERED TERRITORY") and that engagement by such Individual Shareholder in any part of the Designated Industry (as hereinafter defined) in the Covered Territory could cause the Company or its affiliates irreparable damage. For a period (the "RESTRICTED PERIOD") beginning on the date hereof and ending on the eighteen-month anniversary of the termination of such Shareholder's employment with the Company or its affiliates, such Shareholder will not (a) engage directly or indirectly in competition with the Company in any part of the Designated Industry anywhere in the world, alone or as a shareholder, equity owner, partner, officer, director, employee or consultant of any other business organization, (b) divert to any competitor of the Company any customer or supplier of the Company nor (c) solicit, or arrange to have any other person or entity solicit, any person or entity engaged by the Company as an employee, any customer, any supplier, or any consultant or advisor to the Company to terminate such party's relationship with the Company. The foregoing restriction shall not prevent each individual Shareholder from owning five percent (5%) or less of the equity securities of any publicly traded company. For purposes of this Section 13, the term "DESIGNATED INDUSTRY" shall mean the business of providing commercial analytical services for outside customers in competition with the Company or the Evans Affiliates on the Closing date or at the time of termination of employment. The parties agree that the foregoing shall in no event be interpreted so as to prevent an Individual Shareholder from being employed or otherwise engaged by a company which operates an analytical laboratory so long as such company's analytic services are rendered for its own use and not provided for commercial sale. If at any time the provisions of this Section 13 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 13 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and each Shareholder agrees that this Section 13 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

         13.2. CONFIDENTIAL INFORMATION. Each Individual Shareholder recognizes and acknowledges that certain of the assets of the Company, including without limitation, information regarding the existence, status or terms of this Agreement and the transactions contemplated hereby, customers, pricing policies, methods of operation, proprietary computer programs, sales, products, profits, costs, markets, key personnel, formulae, product applications, technical processes and trade secrets (hereinafter called "CONFIDENTIAL INFORMATION") are valuable, special, and unique assets of the Company. During the Restricted Period and thereafter, except as authorized by the Company in the performance of an Individual Shareholder's duties as an employee of the Company, each Individual Shareholder shall not disclose any or any part of the Confidential Information to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, directly or indirectly, except as required by law or (to the extent the Company has received prior notice thereof and has been given an opportunity to obtain a protective order concerning such Confidential Information), as required in connection with litigation among PHI, such Shareholder or the Company unless and until such Confidential Information becomes publicly known or available other than as a consequence of the breach by such Shareholder of his confidentiality obligations hereunder.

         13.3. REMEDIES. Each Individual Shareholder acknowledges and agrees that the remedy of PHI and the Company at law for a breach or threatened breach of any of the provisions of Section 13 of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by such Shareholder of any of the provisions of this Agreement it is agreed that, in addition to its remedy at law, PHI and the Company shall be entitled, without posting any bond, to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Nothing herein contained shall be construed as prohibiting PHI and the Company from pursuing any other remedies available to it for such breach or threatened breach. For purposes of this Section 13, "THREATENED BREACH" shall mean any indication, verbal or otherwise, of such Shareholder's intention to breach, or of such Shareholder's impending breach of, any of the provisions of this Section 13.

         14.   GENERAL.

         14.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby (in each case except as affected by the transactions contemplated by this Agreement) shall be deemed material and, notwithstanding any investigation by PHI, shall be deemed to have been relied on by PHI and shall survive the Closing, and the consummation of the transactions contemplated hereby. Each representation and warranty made by any of the Shareholders or PHI in this Agreement shall expire on the last day, if any, that Claims for breaches of such representation or warranty may be made pursuant to Section 10.5 hereof, except that any such representation or warranty that has been made the subject of a Claim prior to such expiration date shall survive with respect to such Claim until the final resolution of such Claim pursuant to Section 10.

         14.2. SALES TAX; EXPENSES; 338(h)(10) ELECTION. (a) PHI shall pay any sales, use, or other tax payable in connection with the transaction hereunder, except that the Shareholders shall pay any stock transfer taxes payable in connection with the sale of the Company Stock. All expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including without limitation attorneys', accountants' and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses, except that (i) the Company shall pay all expenses incurred by the ESOP in this regard, and (ii) the Company shall be permitted to pay, in its discretion, professional fees incurred on behalf of the Shareholders in connection with the transactions contemplated hereby prior to the Closing.

         (b) PHI and the Shareholders hereby agree that PHI and the Shareholders will join in making the 338(h)(10) Election with respect to the purchase and sale of the Company Stock. PHI will be responsible for preparing and filing all documents and materials necessary in connection with making the Section 338(h)(10) Election, and each of the Shareholders agrees to cooperate with PHI in connection therewith (including, without limitation, signing and returning to PHI any documents sent to such Shareholder for such Shareholder's signature in connection therewith within ten (10) business days of his or her receipt of such documents). PHI, the Company and the Shareholders will file all tax returns on a basis consistent with the Section 338(h)(10) Election and the Asset Allocation, and all taxes imposed on the deemed sale of assets resulting from the Section 338(h)(10) Election will be included in the tax returns of the Shareholders, as applicable, and will be paid by the Shareholders.

         14.3. NOTICES. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

         If to any or all of the Shareholders, to:

                  Charles Evans & Associates
                  301 Chesapeake Drive
                  Redwood City, CA 94063
                  Attention:  Dr. Charles A. Evans, Jr.

         with a copy sent contemporaneously to:

                  Einar Sunde, Esq.
                  2600 El Camino Real, Suite 201
                  Palo Alto, CA  94306

         If to PHI, to:

                  Physical Electronics, Inc.
                  c/o High Voltage Engineering Corporation
                  401 Edgewater Place, Suite 680
                  Wakefield, MA 01880-6210
                  Attention:  Mr. Joseph W. McHugh, Jr.

         with a copy sent contemporaneously to:

                  Michael P. O'Brien, Esq.
                  Johan V. Brigham, Esq.
                  Bingham Dana LLP
                  150 Federal Street
                  Boston, Massachusetts 02110

         Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, (c) if mailed, five (5) days after being mailed as described above, and (d) if sent by written telecommunication, when dispatched.

         14.4. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

         14.5. GOVERNING LAW. The validity and construction of this Agreement shall be governed and construed and enforced in accordance with the internal laws (and not the choice-of-law rules) of the Commonwealth of Massachusetts.

         14.6. SECTIONS AND SECTION HEADINGS. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

         14.7. ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto; PROVIDED, HOWEVER, that nothing contained in this Section 14.7 shall prevent PHI, without the consent of the Shareholders, (a) from transferring or assigning this Agreement or its rights or obligations hereunder to another entity controlling, under the control of, or under common control with PHI or (b) from assigning all or part of its rights or obligations hereunder by way of collateral assignment to any bank or financing institution providing financing for the acquisition contemplated hereby, but no such transfer or assignment made pursuant to clauses (a) or (b) shall relieve PHI of its obligation under this Agreement.

         14.8. SEVERABILITY. In the event that any covenant, condition, or other provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.

         14.9. FURTHER ASSURANCES. The parties agree to take such reasonable steps and execute such other and further documents as may be necessary or appropriate to cause the terms and conditions contained herein to be carried into effect.

         14.10. NO IMPLIED RIGHTS OR REMEDIES. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the Shareholders and PHI and their respective shareholders, if any, any rights or remedies under or by reason of this Agreement.

         14.11. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14.12. SATISFACTION OF CONDITIONS PRECEDENT. Each of the Shareholders and PHI will use its best efforts to cause the satisfaction of the conditions precedent contained in this Agreement; provided, HOWEVER, that nothing contained in this Section 14.12 shall obligate either party hereto to waive any right or condition under this Agreement.

         14.13. PUBLIC STATEMENTS OR RELEASES. Each of the parties hereto agrees that prior to the consummation of the Closing no party to this Agreement will make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without first obtaining the consent of the Shareholders' Committee and PHI. Nothing contained in this Section 14.13 shall prevent the Shareholders' Committee and PHI from making such disclosures as either party may consider necessary to satisfy such party's legal or contractual obligations.

         14.14. WAIVER UNDER PARTNERSHIP AGREEMENT. Each Shareholder, to the extent that it may be a "Principal Shareholder of CE&A" as defined in the Evans East Partnership Agreement, hereby irrevocably waives, and agrees not to exercise, any rights such Shareholder may have to acquire any of the partnership interests of the Company in Evans East pursuant to the terms of Section 13.1(c) of the Evans East Partnership Agreement as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including the purchase by PHI of the Company Stock from the Shareholders.

         14.15. SHAREHOLDERS' COMMITTEE. (a) By the execution and delivery of this Agreement, each Shareholder shall be deemed to have appointed Charles A. Evans, Jr., Richard S. Hockett and Kurt J. Fraenkel as the initial members of a three-person committee (the "SHAREHOLDERS' COMMITTEE"), to have irrevocably designated the Shareholders' Committee as the agent of each of the Shareholders with full power and authority, except as otherwise provided in this Agreement, in the name of and on behalf of the Shareholders, or in the name of the Shareholder' Committee, to take all actions required or permitted under this Agreement, to execute in the name of and on behalf of the Shareholders the Escrow Agreement, to take all actions required or permitted under the Escrow Agreement, and to bind and act on behalf of the Shareholders with respect to any matters which may arise under or in connection with this Agreement and the Escrow Agreement. Without limiting the foregoing, the authority and responsibilities of the Shareholders' Committee shall include, but not necessarily be limited to, the power:

               (i) to act for the Shareholders with regard to matters pertaining to indemnification referred to in this Agreement, including the power to compromise any Claim on behalf of the Shareholders and to transact matters of litigation;

               (ii) to execute and deliver the Escrow Agreement and all other ancillary agreements, certificates and documents that the Shareholders' Committee deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement;

               (iii) to receive funds and give receipts for funds, including in respect of any adjustments to the Purchase Price and any payments out of the Escrowed Funds;

               (iv) to do or refrain from doing any further act or deed on behalf of the Shareholders that the Shareholders' Committee deems necessary or appropriate in his sole discretion relating to the subject matter of this Agreement as fully and completely as the Shareholders could do if personally present;

               (v) to receive service of process in connection with any Claims under this Agreement; and

               (vi) to engage accountants, lawyers and other person which, in the discretion of the Shareholders' Committee, shall be necessary or advisable in connection with carrying out its responsibilities under this Agreement and the Escrow Agreement.

         (b) By execution and delivery of this Agreement, each Shareholder shall be deemed to have approved the following terms and conditions pertaining to the Shareholders' Committee:

               (i) Actions of the Shareholders' Committee shall require approval by a majority of the members then serving. Decisions of the Shareholders' Committee, when evidenced by a writing executed by a majority of the members of the Shareholders' Committee shall be final, binding and conclusive upon each Shareholder. Third parties, including but not limited to PHI and the Escrow Holder under the Escrow Agreement, may rely upon any such decision, act or instruction as being the decision, act or instruction of each Shareholder and any notice given to the Shareholders' Committee under this Agreement or the Escrow Agreement shall constitute effective notice to all the Shareholders. In the event of the disability, death, or resignation of any member of the Shareholders' Committee, the remaining member or members, or if there is none, a majority in interest of the Shareholders based on their pro rata percentage interest as shown on the Shareholders' Committee Disclosure Schedule, shall designate the successor member or members to fill such vacancy or vacancies. The Shareholders' Committee shall send notice of changes in members of the Shareholders' Committee to each Shareholder at his or her last address of record.

               (ii) In taking any action under this Agreement or the Escrow Agreement, the members of the Shareholders' Committee shall be protected in relying upon any notice or other document reasonably believed to be genuine, or upon any evidence reasonably deemed by them to be sufficient.

               (iii) The members of the Shareholders' Committee shall not be liable to the Shareholders for any loss, damage, cost, expense whatsoever arising under this Agreement or the Escrow Agreement, excepting only to the extent such damage, cost or expense was caused solely by the gross negligence or willful misconduct of the individual member of the Shareholders' Committee against whom a claim is made.

               (iv) Each member of the Shareholders' Committee, and their respective successors, shall be indemnified and held harmless by the Shareholders to the fullest extent permissible under California law (including attorneys' fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with their role as members of the Shareholders' Committee; PROVIDED that the indemnification obligation of the Shareholders hereunder shall be several and only in proportion to their respective shareholdings in the Company prior to the Closing. The foregoing right to indemnification shall include advances to cover expenses incurred in defending any proceeding in advance of its final disposition, PROVIDED, THAT such advances shall be made only upon an undertaking, by or on behalf of the indemnitee, that such advances will be repaid if it shall ultimately be determined that such person is not entitled to be indemnified. The foregoing right to indemnification shall continue as to a person who has ceased to be a member of the Shareholders' Committee and shall inure to the benefit of his heirs, executors and administrators.

               (v) The members of the Shareholders' Committee shall serve without compensation but shall be reimbursed by the Shareholders for attorney fees and other out-of-pocket expenses reasonably incurred or suffered by such person in connection with their role as members of the Shareholders' Committee, or in connection with any dispute arising under this Agreement or the Escrow Agreement.

               (vi) Out of the Purchase Price otherwise due the Shareholders at the Closing, the Shareholders hereby irrevocably authorize PHI to deposit $100,000 to an interest bearing account established by and in the name of the Shareholders' Committee (the "SHAREHOLDERS' COMMITTEE ACCOUNT"). The funds in the Shareholders' Committee Account shall be used exclusively by the Shareholders' Committee in carrying out its responsibilities under this Agreement and the Escrow Agreement and to reimburse and/or indemnify the Shareholders' Committee as authorized in this Section 14.14. The Shareholders' Committee shall provide prompt written notice to the Shareholders of all disbursements from the Shareholders' Committee Account. All funds in the Shareholders' Committee Account shall be disbursed to the Shareholders, in accordance with their respective pro rata percentage interest as shown on SCHEDULE 1, at the first anniversary of the Closing, provided, however, that if any claim under the indemnification provisions of Section 10 is then pending then the balance of such funds shall be disbursed promptly after settlement or final disposition of such claim or claims.

                  (vii) The authority conferred under this Section 14.14 shall be an agency coupled with an interest, and all authority conferred hereby is irrevocable and not subject to termination by the Shareholders or any one of them or by operation of law.

         14.16. TERMINATION OF CEA STOCK RESTRICTION AGREEMENTS. By execution and delivery of this Agreement:

         (a) the Company and each Shareholder who is a party to the Stock Restriction Agreement dated May 15, 1987, as amended, (the "5/15/87 AGREEMENT") hereby agree that (i) each Shareholder who is party to the 5/15/87 Agreement may execute this Agreement notwithstanding the restrictions on transfer contained in the 5/15/87 Agreement, and the Company and each Shareholder who is a party thereto hereby waives any right under the 5/15/87 Agreement to acquire shares of a Shareholder who is a party to the 5/15/87 Agreement by reason of such Shareholder executing this Agreement, and (ii) the 5/15/87 Agreement shall automatically and without further action by the parties thereto terminate effective as of the Closing under this Agreement. Except as specifically provided in this Section 14.15(a), the 5/15/87 Agreement shall remain in full force and effect until and unless such Closing occurs.

         (b) The Company and Charles Evans Jr. and Christina Evans as trustees of the Evans Family 1993 Trust (the "EVANS TRUST"), the parties to the Stock Restriction Agreement dated January 27, 1993 (the "1/27/93 AGREEMENT"), hereby agree that (i) the Evans Trust may execute this Stock Purchase Agreement notwithstanding the restrictions on transfer contained in the 1/27/93 Agreement, and the Company hereby waives any right under the 1/27/93 Agreement to acquire shares of the Evans Trust by reason of such Shareholder executing this Agreement, and (ii) the 1/27/93 Agreement shall automatically and without further action by the parties thereto terminate effective as of the Closing under this Agreement. Except as specifically provided in this Section 14.15(b), the 1/27/93 Agreement shall remain in full force and effect until and unless such Closing occurs.

         (c) The Company and each Shareholder who is a party to a Stock Purchase and Restriction Agreement (each, an "INDIVIDUAL RESTRICTION AGREEMENT", and collectively with the 5/15/87 Agreement and the 1/27/93 Agreement, the "STOCK RESTRICTION AGREEMENTS"), executed in connection with the exercise of a stock option granted under the Company's 1996 Stock Option Plan, hereby agree that (i) each such Shareholder may execute this Agreement notwithstanding the restrictions on transfer contained in such Individual Restriction Agreement, and the Company hereby waives any right under such Individual Restriction Agreements to acquire shares of such Shareholder by reason of such Shareholder executing this Agreement, and (ii) each Individual Restriction Agreement shall automatically and without further action by the parties thereto terminate effective as of the Closing under this Agreement. Except as specifically provided in this Section 14.15(c), each Individual Restriction Agreement shall remain in full force and effect until and unless such Closing occurs.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.

                                         PHI:

                                         PHYSICAL ELECTRONICS, INC.


                                         By:  /s/ JOHN R. HADDOCK
                                            ------------------------------------
                                         Name:  John R. Haddock
                                         Title: President


                                         THE COMPANY:

                                         CHARLES EVANS & ASSOCIATES


                                          By:   /s/ CHARLES A. EVANS, JR.
                                             -----------------------------------
                                          Name:  Charles A. Evans, Jr.
                                          Title: President

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************






                                         SHAREHOLDER:



                                         /s/ VICTOR CHIA
                                         ---------------------------------------
                                         Name: Victor Chia

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************







                                         SHAREHOLDER:



                                         /s/ PAUL K. CHU
                                         ---------------------------------------
                                         Name: Paul K. Chu

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************





                                         SHAREHOLDER:



                                         /s/ CARL COLVARD
                                         ---------------------------------------
                                         Name: Carl Colvard

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************





                                         SHAREHOLDER:



                                         /s/ MICHAEL J. EDGELL
                                         ---------------------------------------
                                         Name: Michael J. Edgell

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************





                                         SHAREHOLDER:



                                         EVANS FAMILY 1993 TRUST


                                         By: /s/ CHARLES A. EVANS, JR.
                                            ------------------------------------
                                             Charles A. Evans, Jr., Trustee

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************





                                         SHAREHOLDER:



                                         /s/ SHIRLEY FARRELL
                                         ---------------------------------------
                                         Name: Shirley Farrell

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************





                                         SHAREHOLDER:

                                         DECLARATION OF TRUST DATED
                                         MAY 15, 1981, AS AMENDED


                                         By: /s/ KURT J. FRAENKEL
                                            ------------------------------------
                                             Kurt J. Fraenkel, Trustee


                                         By: /s/ JOANNE H. FRAENKEL
                                            ------------------------------------
                                             Joanne H. Fraenkel, Trustee

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************





                                         SHAREHOLDER:



                                         /s/ CHARLES J. HITZMAN
                                         ---------------------------------------
                                         Name: Charles J. Hitzman

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************





                                         SHAREHOLDER:



                                         HOCKETT FAMILY 1997 TRUST


                                         By: /s/ RICHARD S. HOCKETT
                                            ------------------------------------
                                             Richard S. Hockett, Trustee

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************





                                         SHAREHOLDER:



                                         /s/ JOHN C. HUNEKE
                                         ---------------------------------------
                                         Name:    John C. Huneke

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************





                                         SHAREHOLDER:



                                         /s/ MARIUS KENDALL
                                         ---------------------------------------
                                         Name: Marius Kendall

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************






                                         SHAREHOLDER:



                                         /s/ JEFFREY R. KINGSLEY
                                         ---------------------------------------
                                         Name: Jeffrey R. Kingsley

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************





                                         SHAREHOLDER:



                                         /s/ KEN KOBYLENSKI
                                         ---------------------------------------
                                         Name: Ken Kobylenski

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************





                                         SHAREHOLDER:



                                         /s/ MICHAEL J. KRISTO
                                         ---------------------------------------
                                         Name: Michael J. Kristo

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************






                                         SHAREHOLDER:



                                         /s/ PATRICIA M. LINDLEY
                                         ---------------------------------------
                                         Name: Patricia M. Lindley

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************





                                         SHAREHOLDER:



                                         /s/ DAVID MARTEL
                                         ---------------------------------------
                                         Name: David Martel

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************





                                         SHAREHOLDER:



                                         /s/ SALMAN MITHA
                                         ---------------------------------------
                                         Name: Salman Mitha

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************





                                         SHAREHOLDER:



                                         /s/ CAROL NEWMARK
                                         ---------------------------------------
                                         Name: Carol Newmark

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************





                                         SHAREHOLDER:



                                         /s/ WESLEY R. NIEVEEN
                                         ---------------------------------------
                                         Name: Wesley R. Nieveen

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************





                                         SHAREHOLDER:



                                         ODOM-BROSNAHAN REVOCABLE TRUST


                                         By: /s/ ROBERT ODOM
                                            ------------------------------------
                                             Robert Odom, Trustee

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************





                                         SHAREHOLDER:



                                         /s/ DAVID R. REED
                                         ---------------------------------------
                                         Name: David R. Reed

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************





                                         SHAREHOLDER:



                                         /s/ DAVID B. SAMS
                                         --------------------------------------
                                         Name: David B. Sams

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************






                                         SHAREHOLDER:



                                         /s/ STEPHEN P. SMITH
                                         --------------------------------------
                                         Name: Stephen P. Smith

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************





                                         SHAREHOLDER:



                                         /s/ XIAO-DONG WANG
                                         ---------------------------------------
                                         Name:    Xiao-Dong Wang

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************





                                         SHAREHOLDER:



                                         /s/ IAN D. WARD
                                         ---------------------------------------
                                         Name: Ian D. Ward

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************





                                         SHAREHOLDER:



                                         /s/ DONALD H. WAYNE
                                         ---------------------------------------
                                         Name:    Donald H. Wayne

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************





                                         SHAREHOLDER:

                                         CHARLES EVANS & ASSOCIATES
                                         EMPLOYEE STOCK OWNERSHIP TRUST


                                         By: /s/ KURT J. FRAENKEL
                                            ------------------------------------
                                             Kurt J. Fraenkel, Trustee

******************************************************************************
PURSUANT TO SECTIONS 13.2 AND 14.13 OF THIS AGREEMENT AND EXCEPT AS PROVIDED THEREIN, NO PARTY TO THIS AGREEMENT MAY MAKE, ISSUE OR RELEASE ANY PUBLIC ANNOUNCEMENT, STATEMENT OR ACKNOWLEDGMENT OF THE EXISTENCE OF, OR REVEAL THE STATUS OF, OR IN ANY WAY DISCLOSE INFORMATION REGARDING, THIS AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN.
******************************************************************************






                                   SCHEDULE A


1. Victor Chia
2. Paul K. Chu
3. Carl Colvard
4. Michael J. Edgell
5. Evans Family 1993 Trust  (Charles A. Evans, Jr. as Trustee)
6. Shirley Farrell
7. Declaration of Trust dated May 15, 1981, as amended (Kurt J. Fraenkel and Joanne H. Fraenkel as Trustees)
8. Charles J. Hitzman
9. Hockett Family 1997 Trust (Richard S. Hockett as Trustee)
10.John C. Huneke
11.Marius Kendall
12.Jeffrey R. Kingsley
13.Ken Kobylenski
14.Michael J. Kristo
15.Patricia M. Lindley
16.David Martel
17.Salman Mitha
18.Carol Newmark
19.Wesley R. Nieveen
20.Odom-Brosnahan Revocable Trust (Robert Odom as Trustee)
21.David R. Reed
22.David B. Sams
23.Stephen P. Smith
24.Xiao-Dong Wang
25.Ian D. Ward
26.Donald H. Wayne
27.Charles Evans & Associates Employee Stock Ownership Trust (Kurt J. Fraenkel as Trustee)